UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Middlesex Water Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Innovation
Shift
Operational Excellence
FINANCIAL PERFORMANCE
GROWTH

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

May 21, 2024 | 11:00 a.m. EDT
Virtual Annual Meeting

MIDDLESEX WATER COMPANY

Middlesex Water Company 485C Route 1 South Suite 400 Iselin, New Jersey 08830

Dear Shareholder:

As your newly selected President and CEO, I would like to invite you to the Annual Meeting of Shareholders (the “Annual Meeting”) of Middlesex Water Company (“Middlesex” or the “Company”) which will be held virtually on Tuesday, May 21, 2024 at 11:00 a.m. EDT.

At the meeting, I look forward to sharing with you information about our Company’s performance during 2023. As your former President, Dennis Doll, has previously shared, 2023 can best be described as a year of transition as the Company continued to strengthen its plants and water distribution system, petitioned for new rates, enhanced cybersecurity efforts and planned for succession of key roles. Additional steps were taken to further build a more sustainable and diverse corporate culture. Performance highlights include:

•	Completed construction of our approximately $50 million upgrade to our Park Avenue Treatment Plant in New Jersey to comply with regulations regarding per- and polyfluoroalkyl substances.

•	Achieved a settlement with a third party for recovery of costs associated with the Park Avenue Plant upgrades.

•	Completed construction of a one million gallon elevated storage tank in Sussex County, Delaware.

•	Rehabilitated critical intersecting transmission pipelines in a complex location that earned the Company recognition as a finalist in the 2024 Underground Infrastructure Awards.

•	Navigated a base rate proceeding in New Jersey resulting in $15.4 million, or 14.06%, increase in annual revenues.

•	Dennis Doll received a New Jersey Icon Award from NJBIZ.

•	Marked the Company’s 51st consecutive year of common dividend increases with a 4.0% increase.

•	Awarded Best Compliance and Ethics Program from Governance Intelligence, IR Magazine.

•	Additional enhancements to cybersecurity controls and related resources.

•	Continued training and development of employees relative to safety, security and all other required and discretionary protocols.

We hope you will join us on May 21st as we discuss our business and vote on issues of importance to your Company.

Details for the meeting are included in this Proxy Statement and are contained on the proxy, or voting instruction card. Also enclosed are details for how and when to vote and other important information. Your vote is very important, so please cast it promptly, even if you plan to attend the virtual Annual Meeting.

On behalf of the Board of Directors, thank you again for your continued strong support and confidence in Middlesex Water Company.

Sincerely,

Nadine Leslie

President and Chief Executive Officer

April 11, 2024

A Provider of Water, Wastewater and Related Products and Services

Proxy Statement: 2024 Annual Meeting of Shareholders	TABLE OF CONTENTS

CONSERVING NATURAL RESOURCES THROUGH INTERNET AVAILABILITY OF PROXY MATERIALS

This year, we are again using the U.S. Securities and Exchange Commission’s Notice and Access model (“Notice and Access”) which allows delivery of proxy materials via the Internet as the primary means of furnishing proxy materials. We believe Notice and Access provides share- holders with a convenient method to access the proxy materials and vote, reduces the costs of printing and distributing proxy materials, and allows us to conserve natural resources in alignment with our role as an environmental steward.

On or about April 11, 2024, we will mail a Notice of Internet Availability (“NOIA”) of Proxy Materials containing instructions on how to access our Proxy Statement and our 2023 Annual Report online and how to vote via the Internet. The NOIA also contains instructions on how to receive a paper copy of the proxy materials and our 2023 Annual Report to Shareholders.

YOUR VOTE IS IMPORTANT

We urge you to vote using telephone or internet voting, if available to you, or if you received these proxy materials by U.S. mail, by completing, signing, dating and returning the enclosed proxy card promptly. If voting by phone, please call the toll-free number found on your NOIA of Proxy Materials or on your proxy card. To vote via the Internet, please visit the website shown on your NOIA (www.proxyvote.com) until 11:59 p.m. on May 20, 2024 to transmit voting instructions. (Shareholders will need the 12-digit control number from the proxy card or NOIA to view proxy materials at www.proxyvote.com).

Shareholders of record may deliver their vote online during the virtual Annual Meeting by following directions on the Annual Meeting website. Beneficial owners of shares of common stock held in street name through a bank or brokerage account should follow the voting instructions enclosed with their proxy materials.

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON May 21, 2024

Tuesday, May 21, 2024 — Annual Meeting of Shareholders

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Middlesex Water Company (“Middlesex” or the “Company”) which will be held on May 21, 2024 at 11:00 a.m. Eastern Daylight Time for the following purposes:

Proposal 1:	To elect three Class I directors to serve for a period of three years and one Class II director to our Board of Directors (the “Board”) to serve for the ensuing one year and until their successors are elected and qualified.

Class I

Kim C. Hanemann, Nadine Leslie, Ann L. Noble

Class II

Dennis W. Doll

Proposal 2:	To approve, by non-binding advisory vote, named executive officer compensation, as described in the accompanying Proxy Statement under Executive Compensation.

Proposal 3:	To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

In addition, we will transact any other business properly presented at the meeting, including any adjournment or postponement by, or at, the direction of the Board.

This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully. You do not need to attend the Annual Meeting in order to vote. The Board recommends that you vote for of each of the nominees for director (Proposal 1), for Proposal 2 and for Proposal 3.

This year’s Annual Meeting will be held exclusively via audiocast at www.virtualshareholdermeeting.com/MSEX2024.

We strongly encourage shareholders to vote, and to do so as promptly as possible. The deadline for voting by Internet or phone is before the meeting at 11:59 p.m. Eastern Daylight Time on Monday, May 20, 2024.

Middlesex Water Company • 485C Route 1 South • Suite 400 • Iselin, New Jersey 08830

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NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS Cont’d

Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Shareholders to Be Held on May 21, 2024

You are invited to attend the Annual Meeting via live audiocast. Whether or not you expect to virtually attend the Annual Meeting, please vote on the matters to be considered as promptly as possible in order to ensure your representation at the meeting. You may vote at www.virtualshareholdermeeting.com/MSEX2024 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend, participate in, and ask questions at, the Annual Meeting are posted at www.virtualshareholdermeeting.com/MSEX2024. You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website.

The Board has fixed the close of business on March 26, 2024 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record as of the close of business on March 26, 2024, or their proxy holders, may vote at the Annual Meeting. Please note in the absence of specific instructions as to how to vote, brokers may not vote your shares on the election of Directors or the non-binding proposal regarding the compensation of our Named Executive Officers.

On Behalf of the Board of Directors,
Iselin, New Jersey
April 11, 2024
Jay L. Kooper
Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABLITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON May 21, 2024

This Proxy Statement and our 2023 Annual Report on Form 10-K will be available to stockholders at http://www.proxyvote.com on or about April 11, 2024.

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PROXY STATEMENT SUMMARY

This summary highlights information contained in further detail elsewhere in this Proxy Statement. It does not contain all of the information you should consider and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2023 performance, please also review the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Annual Meeting of Shareholders

Date and Time: Tuesday, May 21, 2024 at 11:00 a.m. EDT

Location: Via virtual webcast at www.virtualshareholdermeeting.com/MSEX2024

Record Date: March 26, 2024

Mail Date: April 11, 2024

Transfer Agent: Broadridge Financial Services, Inc.

Stock Symbol: MSEX

Exchange: Nasdaq

State of Incorporation: New Jersey

Year of Incorporation: 1897

Corporate Website: www.middlesexwater.com

Shareholder Service Website: www.shareholder.broadridge.com/middlesexwater

Matters to be Voted Upon

The following table summarizes the proposals to be voted upon at the Annual Meeting and the Board’s voting recommendations with respect to each proposal:

PROPOSAL	BOARD VOTE RECOMMENDATION	PAGE REFERENCE
1. Election of Directors	FOR EACH DIRECTOR NOMINEE	6

DIRECTOR NOMINEES
Name	Age	Director Since	Class	Independent
Kim C. Hanemann	60	2016	I	YES
Nadine Leslie	61	2024	I	NO
Ann L. Noble	62	2019	I	YES
Dennis W. Doll	65	2006	II	NO

PROPOSAL	BOARD VOTE RECOMMENDATION	PAGE REFERENCE
MANAGEMENT PROPOSALS
2. Advisory Vote to Approve the Company’s Named Executive Officer Compensation	FOR	34
3. Ratification of Baker Tilly US, LLP as Independent Auditor for 2024	FOR	36

Middlesex Water Company                    3                    2024 Proxy Statement

GENERAL INFORMATION

1.	What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote upon four proposals:

•	Election of four (4) Directors.
•	A non-binding advisory vote to approve Named Executive Officer compensation.
•	Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Shareholders may also vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

2.	Why am I receiving these proxy materials?

We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board for use at the Annual Meeting. This Proxy Statement includes information we are required to provide under U.S. Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

3.	How can I get electronic access to the proxy materials?

The Notice of Internet Availability (“NOIA”) of Proxy Materials will provide you with instructions how to 1) view on the Internet our proxy materials for the Annual Meeting; and 2) instruct us to send proxy materials to you by U.S. mail. The proxy materials are available at www.proxyvote.com.

4.	What is a proxy?

A proxy is your legal designation of another person to vote the shares you own. If you designate someone as your proxy or proxy holder in a written document, that document is called a proxy or a proxy card. Directors Joshua Bershad, M.D. and Vaughn L. McKoy have been designated as proxies or proxy holders for the Annual Meeting. Proxies properly executed and received by our Corporate Secretary prior to the Annual Meeting, and not revoked, will be voted in accordance with the terms thereof.

5.	How are other proxy materials being furnished?

Under rules adopted by the SEC, we have chosen to furnish our proxy materials to our shareholders over the Internet and to provide a NOIA of Proxy Materials by U.S. mail, rather than mailing the printed proxy materials. As a result, the Company is able to reduce printing and postage costs, as well as minimize adverse impact on the environment. If you receive a NOIA, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions provided in the NOIA. Instead, the NOIA instructs you how to access and review all of the information contained in the Proxy Statement and Annual Report to Shareholders online. The NOIA also explains how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions in the NOIA.

6.	Who is entitled to vote at the Annual Meeting?

Shareholders of record at the close of business on March 26, 2024, which we refer to as the Record Date, (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 17,813,509 shares of Company common stock issued and outstanding, each entitled to one vote. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder of record at our offices at 485C Route 1 South, Suite 400, Iselin, NJ 08830 for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any shareholder of record at the Annual Meeting.

7.	What is the difference between holding shares as a shareholder of record and as a beneficial owner holding shares in “street name”?

You are a “Shareholder of Record” if, at the close of business on the Record Date, your shares were registered directly in your name with Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), our transfer agent. You are a beneficial owner if, at the close of business on the Record Date, your shares were held by a brokerage firm or other nominee and not directly in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or nominee provides.

8.	How will my shares be voted if I do not vote or if I have not provided instructions to my broker?

All shares that have been properly voted, whether by Internet, telephone or U.S. mail, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you are a shareholder of record and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet, telephone or U.S. mail, the persons named as proxies in the proxy card will have the discretion to vote on those registered matters for you.

If you are the beneficial owner and you do not direct your broker or nominee how to vote your shares, your broker or nominee may vote your shares on only those proposals for which it has discretion to vote.

Please note that under the rules of the Nasdaq Global Select Stock Market (“Nasdaq”) your bank, broker or other nominee may not vote your shares with respect to matters considered non-routine (Proposals 1 and 2). Proposal 3, the ratification of our auditor, is a routine matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions.

9.	How many votes must be present to hold the Meeting?

In order for the Annual Meeting to be conducted, a majority of the outstanding shares of common stock as of the record date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum.

Middlesex Water Company                    4                    2024 Proxy Statement

10.	What is the vote required for each proposal and what are my voting choices?

Proposal	Vote Required	Broker Discretionary Vote Allowed
Proposal 1 - Election of four Directors	Plurality of votes cast	No
Proposal 2 - Advisory vote on executive compensation	Majority of the shares entitled to vote and present or represented by proxy	No
Proposal 3 - Ratification of auditors for 2024	Majority of the shares entitled to vote and present or represented by proxy	Yes

With respect to Proposal 1, the election of four Directors, you may vote FOR ALL, WITHHOLD ALL or FOR ALL EXCEPT and indicate any nominee for which you withhold authority to vote. Directors are elected by a plurality of votes cast by shareholders present in person or represented by proxy at the Annual Meeting, and entitled to vote on the election of Directors. With respect to Proposals 2 and 3, (or any other matter to be voted at the Annual Meeting), you may vote FOR, AGAINST or ABSTAIN. The approval of the non-binding advisory vote regarding the compensation of our Named Executive Officers (Proposal 2) requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal. The ratification of the appointment by the Audit Committee of Baker Tilly US, LLP (Proposal 3) requires that the votes cast in favor of the ratification exceed the number of votes opposing the ratification.

11.	How does the Board recommend I vote?

The Board of Directors recommends that you vote:

•	FOR the election of the four Directors nominated by the Board and named in this Proxy Statement;
•	FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers; and
•	FOR the ratification of the appointment of Baker Tilly US, LLP, our independent registered public accounting firm, for the fiscal year ending December 31, 2024.

12.	How are abstentions and broker non-votes counted?

For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast “for” or “against” are included. As described above, where brokers do not have discretion to vote or did not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. Broker non-votes and withheld votes will not be included in the vote total for the proposal to elect the nominees for Director and will not affect the outcome of the vote for these proposals. In addition, under New Jersey corporation law, abstentions are not counted as votes cast on a proposal. Therefore, abstentions and broker non-votes will not count either in favor of or against the nonbinding advisory proposal regarding the approval of the compensation of our named executives or the ratification of the appointment of Baker Tilly US, LLP.

May I revoke my proxy or change my vote?

Yes. You may revoke a proxy you have given at any time before it is voted at the Annual Meeting by: (1) submitting to our Corporate Secretary a letter revoking the proxy, which the Secretary must receive prior to the Annual Meeting, or (2) voting at the virtual Annual Meeting. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy, unless you specifically request it. You may change your proxy instructions for shares

14.	Who can attend the Annual Meeting?

All shareholders of record as of the close of business on March 26, 2024 can attend the Annual Meeting via webcast at www.virtualshareholdermeetingcom/MSEX2024.

15.	Will there be a management presentation at the Annual Meeting?

Management will give a brief presentation during the meeting and shareholders will be invited to submit questions online.

16.	When are shareholder proposals due for the 2025 Annual Meeting?

To be considered for inclusion in our Proxy Statement to be issued in 2025, shareholder proposals must be received at our executive offices on or before December 14, 2024. Shareholder proposals should be directed to the Corporate Secretary at Middlesex Water Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830-0452.

17.	Where can I find the voting results of the Annual Meeting?

We will announce preliminary results at the Annual Meeting. We will issue final results in a press release and in a current report on Form 8-K which we will file with the SEC on or about May 22, 2024.

18.	How can I participate in Householding of Annual Meeting Materials?

The SEC rules permit us, with your permission, to deliver a single paper Proxy Statement and Annual Report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “house- holding” reduces the volume of duplicate information and reduces our expenses and environmental impact. Once given, a shareholder’s consent will remain in effect unless and until it is revoked by notifying our Corporate Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future Proxy Statements and Annual Reports by contacting our Corporate Secretary in writing at Office of the Corporate Secretary, Middlesex Water Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830-0452.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single Proxy Statement and Annual Report to that address. Any such beneficial owner can request a separate paper copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our Corporate Secretary as described above. Beneficial owners with the same address who receive more than one paper Proxy Statement and Annual Report on Form 10-K may request delivery of a single Proxy Statement and Annual Report on Form 10-K by contacting our Corporate Secretary as described above.

Middlesex Water Company                    5                    2024 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is elected by shareholders to oversee their interest in the overall success of our business. Board members are divided into three classes with staggered three-year terms. The Corporate Governance & Nominating Committee periodically reviews the efficacy of declassifying the Board. The Board continues to maintain that its present classification structure with three classes of Directors with as nearly equal number of members as practicable, provides for the most effective continuance of the knowledge and experience gained by members of the Board, and that maintaining the current Board classification structure serves the best interests of shareholders.

The present terms of Class I Directors expire at the 2024 Annual Meeting of Shareholders. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board recommends Kim C. Hanemann and Ann L. Noble stand for re-election as Class I Directors, that Nadine Leslie also stand for initial election in Class I and that Dennis W. Doll stand for re-election as a Class II Director. The Director nominees for election named below are willing to be duly elected and to serve. Directors shall be elected by a plurality of the votes cast at the Annual Meeting. If at the time of the election the nominees listed should be unable to serve, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of Directors is reduced. There were no nominee recommendations from shareholders or from any group of shareholders submitted in accordance with regulations of the SEC.

Election of Directors (Proposal No. 1)

The Company has ten Directors on its Board. The following Table provides summary information about each Director nominee standing for initial election or re-election to the Board. Additional information for all of our Directors, including the nominees, may be found beginning on page 7.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships	Experience and Skills
Dennis W. Doll	65	2006	Retired President and CEO of Middlesex Water Company	No		Utility Industry Experience, Senior Executive/ Leader of Significant Operations, Public Health/ Safety, Finance Acumen/Financial Disclosure/ Accounting, Cybersecurity and Technology, Human Capital Management/Compensation, Risk Management Experience, Public Company Board Experience, Environmental Experience
Kim C. Hanemann	60	2016	President and Chief Operating Officer, Public Service Electric& Gas Company	Yes	Corporate Governance & Nominating	Utility Industry Experience, Senior Executive/ Leader of Significant Operations, Public Health/ Safety, Finance Acumen/Financial Disclosure/ Accounting, Cybersecurity and Technology, Human Capital Management/Compensation, Risk Management Experience,Environmental Experience
Nadine Leslie	61	2024	President and CEO, Middlesex Water Company	No		Utility Industry Experience, Senior Executive/ Leader of Significant Operations, Public Health/ Safety, Risk Management Experience,Public Company Board Experience, Environmental Experience
Ann L. Noble	62	2019	Financial Consultant	Yes	Ad Hoc Pricing, Corporate Governance& Nominating, Pension	Senior Executive/Leader of Significant Operations, Finance Acumen/Financial Disclosure/Accounting

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR THE ELECTION OF THE FOUR DIRECTOR NOMINEES NAMED ABOVE.

Middlesex Water Company                    6                    2024 Proxy Statement

NOMINEES FOR THE BOARD OF DIRECTORS

We set forth information with respect to the business experience, qualifications and affiliations of our Director nominees below:

Class I – (Term expires in 2024)

Kim C. Hanemann

Independent Director since 2016

Board Committees: Audit | Compensation| Corporate Governance & Nominating

Age 60

Experience and Qualifications

Kim C. Hanemann was named President and Chief Operating Officer of Public Service Electric & Gas Company (PSE&G) effective June 30, 2021. PSE&G is one of the largest combined electric and gas companies in the United States and is New Jersey’s oldest and largest publicly owned utility. Previously she had been Senior Vice President and Chief Operating Officer, responsible for PSE&G’s electric, gas and customer operations, as well as the Company’s asset management and centralized services. She also oversaw the on-time, on-scope and on-budget execution of the company’s large construction projects. Prior to being named Chief Operating Officer, Ms. Hanemann held numerous leadership positions in both electric and gas field operations and in utility support operations. Ms. Hanemann serves on the Board of Trustees of Children Specialized Hospital and the New Jersey State Chamber of Commerce.. She is also the Executive Sponsor for PSEG Women’s Network, an employee resource group aimed at providing women with career development insights.

Education:

Ms. Hanemann earned her Bachelor’s degree in mechanical engineering from Lehigh University and an M.B.A. from Rutgers Graduate School of Management.

Class I

Nadine Leslie

Director since 2024

Board Committees: Audit | Compensation| Corporate Governance & Nominating

Age 61

Experience and Qualifications

Leslie is an accomplished leader with more than 25 years of domestic and international experience in the Water Industry. She was appointed President and CEO of Middlesex Water effective March 1, 2024. She previously served as Chief Executive Officer of SUEZ North America from 2019 to 2022. In this capacity, she was responsible for overseeing one of North America’s leading environmental companies, with revenues over $1.1 billion, providing water and recycling and recovery services to 6.6 million people in the United States and Canada. The scope of her responsibilities included 15 regulated water utilities, 65 municipal contracts through innovative public-private partnerships and the long-term asset management contracts for water storage facilities, serving more than 4,000 municipal and industrial clients.

Education:

Ms. Leslie holds a Bachelor of Science degree in civil engineering from the Faculte des Sciences in Haiti and completed an internship/scholarship program in urban planning at La Cambre University in Belgium.

Class I (Term Expires in 2024)

Ann L. Noble

Independent Director since 2019

Board Committees: Ad Hoc Pricing | Audit | Corporate Governance & Nominating | Pension

Age: 62

Experience and Qualifications:

Ann L. Noble is a seasoned business executive with over thirty years of experience in the healthcare and insurance industries. Prior to retirement she served as a Financial Consultant offering advisory services in the areas of strategic planning, financial management and contract negotiation. Ms. Noble is the former President and CEO of Qual-Lynx and Vice President, Workers’ Compensation of QualCare (at the time, subsidiaries of Cigna Health and Life Insurance Company). Wearing these two hats, she ran a regional claims services organization and a full-service managed care organization for fourteen years. Prior to joining QualCare/Qual-Lynx, Ms. Noble served as Vice President of Finance for Robert Wood Johnson University Hospital for ten years. During that time, she served on the Board of Directors of QualCare. She also worked at Ernst & Young for eight years, where she was a Senior Manager in the health care financial consulting practice. Prior to her role in the consulting practice, she worked in the audit practice gaining specific experience in the healthcare sector. In 2014, Ms. Noble was appointed to the Board of Directors of Manasquan Bank, where she currently serves as Chair of the Strategic Planning Committee. Since 1999, Ms. Noble has been the Treasurer (and a founding member) of the Board of Trustees of the Val Skinner Foundation, which has raised over $10 million for breast cancer initiatives.

Education:

Ms. Noble graduated from Seton Hall University with a Bachelor of Science degree in Accounting and obtained her license as a Certified Public Account in 1987.

Middlesex Water Company                    7                    2024 Proxy Statement

NOMINEES FOR THE BOARD OF DIRECTORS Cont’d.

Class III –(Term expires in 2025)

Dennis W. Doll

Director since 2006

Age: 65

Experience and Qualifications:

Mr. Doll retired as President and CEO of Middlesex Water Company in March 2024. Given Mr. Doll’s long tenure leading the Company, the Board of Directors is nominating Mr. Doll for a one-year term in Class II to further assist in effecting a smooth transition of leadership. This nomination was made in consideration of Mr. Doll’s extensive experience and in the best interests of shareholders.

Dennis W. Doll has more than 35 years of experience in senior level positions in investor-owned water and wastewater utility management. He joined Middlesex as Executive Vice President in November 2004 and was named President and Chief Executive Officer, and a Director of Middle- sex, effective January 1, 2006. In May 2010, he was elected Chairman of the Board also serving as Chairman of the Boards of the Company’s subsidiary companies. Mr. Doll speaks frequently on water related issues including asset & capital management, infrastructure policy, utility preparedness and resiliency. He has served as Past President of the National Association of Water Companies and past Chairman of the New Jersey Utilities Association, representing New Jersey’s electric, gas, water and telecommunications industries.

Mr. Doll is past Chairman of the Board of the Water Research Foundation where he continues to serve as Director Emeritus and has served as a Director and member of the Executive Committee of the Board of the American Water Works Association. He presently serves as Treasurer and member of the Board of Court Appointed Special Advocates (CASA) of Middlesex County, NJ.

Education:

Mr. Doll received a B.A. Degree in Accounting and Economics from Upsala College.

DIRECTORS WITH UNEXPIRED TERMS

We set forth information with respect to the business experience, qualifications and affiliations of our Directors with unexpired terms below:

Class II – (Term expires in 2025)

Amy B. Mansue

Independent Director since 2010

Board Committees: Audit | Compensation, Chair

Age: 59

Experience and Qualifications:

Amy B. Mansue has served as President and Chief Executive Officer of Inspira Health since August of 2020. Previously she workedin the RWJBarnabas Health system for 17 years having served in a variety of roles including: Executive Vice President and Chief Experience Officer of RWJBarnabas Health, RWJBarnabas Health – President of the Southern Region, and President and Chief Executive Officer of Children’s Specialized Hospital. Ms. Mansue’s background includes serving as a staff member on healthcare policy for former New Jersey Governor Jim Florio, serving as a Deputy Commissioner in the New Jersey Department of Human Services and as Deputy Chief of Staff to former New Jersey Governor James McGreevey. She was President of HIP/NJ and Senior VP of Strategy for HIP/NY. Ms. Mansue serves on the Boards of the New Jersey Chamber of Commerce, the NJ Hospital Association, Rutgers University Board of Trustees and the New Brunswick Development Corporation.

Education:

Ms. Mansue holds a Bachelor’s degree in social welfare and a Master’s degree in social work, planning and management from the University of Alabama.

Class II – (Term expires in 2025)

Walter G. Reinhard

Independent Director since 2002

Committees:

Lead Director | Ad Hoc Pricing, ex officio | Corporate Governance & Nominating, Chair | Pension

Age: 78

Experience and Qualifications:

Walter G. Reinhard was named Lead Director in May 2020. He served as a partner of the law firm of Norris McLaughlin, P.A. prior to his retirement from the active practice of law and partnership in the firm on December 31, 2014. Mr. Reinhard had been with the firm since 1984 and practiced administrative, environmental and regulatory law involving public utilities. He brings over 40 years of legal experience to the Board including expertise in handling regulatory matters before the New Jersey Board of Public Utilities and the New Jersey Department of Environmental Protection. During his tenure at Norris McLaughlin, Mr. Reinhard’s professional affiliations included the New Jersey State Bar Association and its Public Utility LawSection (Chair, 1988-89), the Water Utility Council of the American Water Works Association, New Jersey Chapter, and the New Jersey Chapter of the National Association of Water Companies. Mr. Reinhard serves as a Trustee of the Fanwood-Scotch Plains YMCA.

Education:

Mr. Reinhard received his B.A. from the University of Pennsylvania and his J.D. from Pennsylvania State University’s Dickinson School of Law.

Middlesex Water Company                    8                    2024 Proxy Statement

DIRECTORS WITH UNEXPIRED TERMS Cont’d

Class II – (Term expires in 2025)

Steven M. Klein

Independent Director since 2009

Board Committees:

Audit, Chair | Audit Committee Financial Expert | Pension

Age: 58

Experience and Qualifications:

Steven M. Klein serves as President and Chief Executive Officer of Northfield Bancorp, Inc. and its subsidiary, Northfield Bank, with overall management responsibility for these entities. Mr. Klein is also designated as a financial expert on the Audit Committee. Mr. Klein was named to the Board of Directors of Northfield Bancorp Inc. and Northfield Bank in August 2013. Mr. Klein’s background includes serving as an audit partner with the international accounting and auditing firm KPMG LLP. He is a Certified Public Accountant in the State of New Jersey and member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. He is a board member of the New Jersey Bankers Association and a member of the American Bankers Association. Mr. Klein serves on the Board of Trustees of Richmond University Medical Center.

Education:

Mr. Klein earned a B.A. in Business Administration from Montclair State University.

Class III – (Term expires in 2026)

James F. Cosgrove, Jr.

Independent Director since 2010

Board Committees: Ad Hoc Pricing, Chair | Compensation | Pension, Chair

Age: 60

Experience and Qualifications:

James F. Cosgrove is the President of One Water Consulting, LLC, a company providing water resource solutions, strategic planning and regulatory compliance support to public and private sector entities. Prior to his current position, he served as Vice President and Principal of Kleinfelder, a firm offering consulting in architecture, civil and structural engineering, construction management, environmental analysis, remediation, and natural resources management throughout the U.S., Canada and Australia. A Professional Engineer licensed in the State of New Jersey, Mr. Cosgrove has over 35 years’ experience in the field of environmental engineering and science with extensive background in water quality monitoring/modeling and environmental impact analysis. Mr. Cosgrove formerly served as Principal and Founder of Omni Environmental LLC, an environmental consulting firm based in Princeton, NJ. Mr. Cosgrove’s professional affiliations include the American Society of Civil Engineers, the American Water Resources Association, the National Society of Professional Engineers, and the Water Environment Federation, among others. He serves on the Board of Directors of the Association of Environmental Authorities and is a member and past Chair of the New Jersey Clean Water Council.

Education:

Mr. Cosgrove received a B.S. degree in Civil Engineering from Lafayette College and earned his M.E. in Environmental and Water Resource Systems Engineering from Cornell University.

Class III –(Term expires in 2026)

Vaughn L. McKoy

Independent Director since 2021

Board Committees: Audit | Corporate Governance & Nominating Age: 55

Experience and Qualifications:

Vaughn L. McKoy Esq., is Partner with the firm of Connell Foley, LLP where he specializes in general and commercial litigation, regulatory matters, corporate governance, ethics and compliance and government affairs. His leadership experience includes over 25 years working with federal and state governments, non-profits, law firms and corporations. Mr. McKoy brings to the Middlesex Board over 12 years of experience in various legal and business positions of increasing responsibility at Public Service Enterprise Group (PSEG) New Jersey’s largest utility company, where he completed his tenure as Managing Director and Vice-President. Mr. McKoy serves on the Board of Governors of Hackensack Meridian Medical School. He serves as Vice Chair of the Dfree Global Foundation; Board Member of Mentor NY; Leadership Advisory Council of UNCF and on the Corporate Advisory Council of the Boys and Girls Clubs of New Jersey.

Education:

Mr. McKoy holds a Bachelor of Science degree in administration of justice from Rutgers University. He earned a juris doctorate from Rutgers University’s School of Law and a Master of Business Administration degree from New York University’s Stern School of Business.

Class III (Term Expires in 2023)

Joshua Bershad, M.D.

Independent Director since 2020

Board Committees: Audit | Compensation

Age: 50

Experience and Qualifications:

Dr. Joshua Bershad is Executive Vice President, Physician Services of RWJBarnabas Health and Chief Medical Officer of Rutgers Athletics. In addition to his role with RWJBarnabas Health and Rutgers Athletics, Dr. Bershad teaches in multiple capacities at Rutgers University, including as Clinical Assistant Professor of Medicine at Rutgers-Robert Wood Johnson Medical School, as Adjunct Clinical Professor at Rutgers-Ernest Mario School of Pharmacy, and as Visiting Lecturer at Rutgers Business School EMBA Program. Previously, he served in multiple senior executive roles within Robert Wood Johnson University Hospital & Health System, including Senior Vice President/Chief Medical Officer and Chair of the Medical Executive Committee for approximately 10 years. He was the organizer and initial President of RWJ Physician Enterprise, a multispecialty physician group. Dr. Bershad serves as a member of the Board of Directors of the Middlesex County Medical Society and is Chairman of the Board of Directors of Robert Wood Johnson Visiting Nurses. He also is a member of the Board of Trustees of the VNA Health Group.

Education:

Dr. Bershad attended both Rutgers Medical School and Rutgers Business School where he received his MD and MBA, respectively. He also holds a Bachelor’s degree in Biology/Geology from the State University of New York (SUNY) Binghamton.

Middlesex Water Company                    9                    2024 Proxy Statement

DIRECTOR COMPENSATION AND EQUITY OWNERSHIP GUIDELINES

Director Compensation

For 2023, Middlesex Water Company compensated each of the Board members who are not employed by the Company (“Outside Directors”) with Common Stock valued at $45,000. Mr. Doll, Chairman of the Board and an Executive Officer of the Company in 2023, receives no fee or common stock award for his services as a member of the Board or the Boards of the Company’s subsidiaries. The table below sets forth the annual retainers for 2023.

Position	Annual Retainer
Outside Director	$75,000 (1)
Lead Director	$ 5,000
Chair of Audit Committee	$ 7,500
Chair of Compensation Committee	$ 5,000
All other Chairpersons	$ 2,500
(1)	The annual retainer of $75,000 consists of a cash compensation component of $30,000, contingent upon Board meeting attendance, and a common stock compensation component of $45,000.

The Board committee meeting fees for outside Directors is $750 per Director for each Board committee meeting attended.

Director Compensation Table

The following table details Director compensation for 2023.

Name	Fees earned or paid in cash ($)	Common Stock ($)	Total Compensation ($)
Joshua Bershad, M.D.	32,000	45,000	77,000
James F. Cosgrove Jr.	37,250	45,000	82,250
Kim C. Hanemann	29,500	45,000	74,500
Steven M. Klein	40,500	45,000	85,500
Amy B. Mansue	39,500	45,000	84,500
Vaughn L. McKoy	33,500	45,000	78,500
Ann L. Noble	36,250	45,000	81,250
Walter G. Reinhard	43,750	45,000	88,750

Director Equity Ownership

As part of their annual compensation, each Director received Company common stock valued at $45,000. The Board believes that all Directors should maintain a meaningful ownership stake in the Company to underscore the importance of aligning their long-term interests with those of our shareholders. Directors are required to hold common stock valued at least three times the amount of the annual retainer by the fifth anniversary of Board membership. All Board members met this requirement for 2023.

Middlesex Water Company                    10                    2024 Proxy Statement

CORPORATE GOVERNANCE

Key Highlights

» All directors are independent, other than the Company CEO and Chairman.

» Independent Lead Director

» Board Committees are comprised entirely of independent directors

» Commitment to corporate social responsibility and sustainability

» Advisory vote on named executive officer compensation is held on an annual basis

» Prohibitions against hedging and borrowing against Company stock

» Stock ownership requirements for Directors and Executive Officers

» Compensation Committee oversees alignment of pay to performance

» Transparent process for shareholder communications with the Board

» Annual Board and Committee evaluations

Code of Ethics and Corporate Governance Guidelines

Management of the Company is under the general direction of the Board who are elected by the shareholders. The Company’s business is managed under the direction of the Board in accordance with the New Jersey Business Corporation Act and our Certificate of Incorporation and By-laws. Members of the Board are kept apprised of our business through discussions with the Chairman and Chief Executive Officer and other Company Officers, by reviewing briefing materials and other relevant information provided to them, and by participating in meetings of the Board and its Committees.

Code of Business Conduct

Our Company Code of Conduct (the “Code”) includes guidelines of behavior for board members as well as vendors and suppliers. All employees were required to review the Code and affirm, with their signature, that they read and understand the provisions of the Code. Employees receive ongoing education about the Code and are advised they have an ongoing obligation to consult with the General Counsel over any question or potential conflict of interest. In addition, the Company has an internal Ethics Hotline where Code violations may be reported by any employee or member of the general public without fear of retaliation.

The Company’s Code, as well as the charters for the Audit, Compensation, Corporate Governance & Nominating, and Pension Committees, are available on our website www.MiddlesexWater.com under the heading Investors - (Governance). We also make this information available in print to any shareholder upon request. Requests should be addressed to Corporate Secretary, Middlesex Water Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830-0452.

Board Leadership Structure

The Board does not have a formal policy on whether or not the role of the Chief Executive Officer (CEO) and Chairman of the Board should be separate or, if it is to be separate, whether the Chairman should be selected from the independent Directors or be an employee. In 2023, the Company operated with one individual, Mr. Doll, serving as Chairman of the Board as well as President and CEO, coupled with a strong independent Lead Director and independent standing Board committees. With the appointment of Nadine Leslie as President and CEO, and Mr. Doll in the Chairman role, the Board leverages both executives’ utility and management experience while maintaining separate roles which it believes is the appropriate governance structure at this time.

The Board has embedded in its culture, a philosophy of “constructive tension” whereby, the Board fulfills its mission to support the strategic direction of the Company while simultaneously fully representing the interests of our shareholders. The Board accomplishes this by challenging the President and CEO and the Company’s management on an ongoing basis.

Lead Director

In order to ensure that the independent Directors play a leading role in our cur- rent leadership structure, the Board maintains a Lead Director position with Mr. Walter Reinhard currently serving in that role.

Summary of Lead Director Responsibilities:

•	Advises the Chairman as to an appropriate schedule of Board meetings;
•	Reviews and provides the Chairman with input regarding the agenda for Board meetings;
•	Presides at all meetings at which the Chairman is not present, including executive sessions of the independent directors, and apprises the Chairman of the issues considered;
•	Is available for consultation and direct communication with the Company’s shareholders and other members of the Board;
•	Calls meetings of the independent Directors when necessary and appropriate;
•	Performs such other duties as the Board may from time to time delegate.

As part of our Board’s annual assessment process, the Board evaluates our Board leadership structure to ensure it remains appropriate. The Board recognizes there may be circumstances that would lead it to conclude that separate roles of CEO and Chairman of the Board may not be appropriate, but believes that the absence of a formal policy requiring either the separation or combination of the roles of Chairman and CEO provides the flexibility to determine the most appropriate governance structure, as conditions potentially change in the future.

Middlesex Water Company                    11                    2024 Proxy Statement

Board Diversity Matrix (As of March 1, 2024)

Total Number of Directors		10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6	–	–
Part II: Demographic Background
African American or Black	1	1	–	–
Alaskan Native or American Indian	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	3	5	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–	–	–	–
Did Not Disclose Demographic Background	–	–	–	–

Middlesex Water Company                    12                    2024 Proxy Statement

Board Role In Risk Oversight

The Board as a whole plays an integral role in shaping the Company’s strategy, governance and culture. Another critical responsibility is overseeing our risk exposure as part of determining business strategy that generates long-term shareholder value. Risk Management oversight is a core responsibility of the Corporate Governance and Nominating Committee.

Specifically, the Corporate Governance and Nominating Committee is responsible for overseeing the process by which significant business and operational risks (including information security risks and risks related to climate change) are identified throughout the enterprise and the strategies developed to mitigate any identified risks. This added oversight is reflected in the Corporate Governance and Nominating Committee’s Charter which was recently revised and approved by the Board, and is available in the Investors section of our website www.middlesexwater.com under Governance. The primary purpose of the Corporate Governance and Nominating Committee in fulfilling its risk management oversight responsibilities is accomplished by (i) assessing and reporting to the Board on the Company’s risk environment, including its material, strategic, and operational risks (including but not limited to the brand and reputation of the Company; the health and safety of the Company’s employees and the business operations of the enterprise); (ii) ensuring that management understands and accepts its responsibility for identifying, assessing, and managing risk; (iii) facilitating management’s strategic focus on the Company’s risk management vision and its evolution; (iv) verifying that the guidelines and policies governing the process by which risk assessment and management is undertaken are comprehensive and evolve commensurate with the risk profile of the Company; and (v) reviewing those risks that the Corporate Governance and Nominating Committee deems material to the Company’s shareholders. Management retains responsibility for all day-to-day activities of the Company, including administration of the Company’s formal Enterprise Risk Management program. The Corporate Governance and Nominating Committee updates the Board on risk management activities routinely throughout the year.

Specifically as it relates to cybersecurity, our Board receives regular updates from the Chief Technology Officer on cyber risks and ongoing policies and plans to assess the effectiveness of our information technology and data security processes.

Committee	Primary Areas of Risk Oversight
Audit

Risks Related to Financial Reporting and Controls

Reviews work performed by the independent registered public accounting firm

Supervises our independent and confidential Ethics hotline reporting system which encourages and allows employees to raise concerns

Oversees matters related to internal audit functions

Reviews and approves related party transactions, if any

Compensation

Oversees human capital risks as well as executive level succession planning

Risks related to compensation and benefits program for executive management

Risks related to organizational development including recruitment, retention and engagement

Corporate Governance and Nominating

Risks related to overall corporate governance, including our governance policies and practices

Risks related to Board composition, Board structure and Board and executive officer succession planning

Enterprise Risk management including operational, financial and brand risk

Risks related to information technology and data security

Risks related to corporate social responsibility and environmental, social and governance matters including climate related risks and Diversity Equity and Inclusion

Middlesex Water Company                    13                    2024 Proxy Statement

Director Independence

The Company’s Common Stock is listed on the Nasdaq Global Select Market. Nasdaq listing rules require that a majority of the Company’s directors be “Independent Directors” as defined by Nasdaq corporate governance standards. “Independent Director” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, could interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. For purposes of this rule, “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

As defined by Nasdaq corporate governance requirements, a member of the Board is not independent if the Director:

✔	Is, or at any time during the past three years, has been employed by the Company.
✔	Has accepted, or has a family member that has accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence.
✔	Is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an Executive Officer.
✔	Is, or has a family member who is, a partner in, or a controlling Shareholder or an Executive Officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more.
✔	Is, or has a family member who is, employed as an Executive Officer of any other entity where at any time during the past three years any of the officers of the Company serve on the compensation committee of such other entity.
✔	Is, or has a family member who is, a current partner of the Company’s independent auditor, or was a partner or employee of the Company’s independent auditor who worked on the Company’s audit at any time during any of the past three years.

With the exception of Mr. Doll, who was an Executive Officer of the Company through his retirement in February 2024 and Nadine Leslie, who became President & CEO, effective March 1, 2024, the Board has determined that each member of the Board is independent under the Nasdaq listing standards.

The Board based this determination primarily on a review of the responses of the Directors to a comprehensive annual questionnaire regarding employment and compensation history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business. The Directors certify individually as to their representations.

Board Size

The Board shall consist of not less than five nor more than twelve members in accordance with the Company By-laws.

Board Meetings and Annual Meeting Attendance by Board Members

The frequency and length of Board meetings, as well as agenda items, are determined by the Chairman and Committee Chairs with input from all other Directors. Meeting schedules are approved by the full Board.

The Board holds regularly scheduled meetings and meets on other occasions when required. We expect our Directors to attend each meeting of the Board and of the committees on which they serve. We expect our Directors to attend our Annual Meeting. During 2023, the Board held nine meetings and the Board Committees held fourteen meetings. All Board and Committee meetings had, at a minimum, 80% Director attendance. All of the Directors serving at the time of the May 2023 Annual Meeting attended that meeting.

Executive Sessions

The Independent Directors periodically meet without management in executive session. The Lead Director is designated to preside at these executive sessions.

Communications with the Board

Any shareholder wishing to communicate with a Director may do so by contacting the Company’s Corporate Secretary at:

Middlesex Water Company

485C Route 1 South, Suite 400

Iselin, New Jersey 08830

The Corporate Secretary will forward to the Director a written, email or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

Shareholder Proposals

In order to be eligible for inclusion in our proxy materials for our 2024 Annual Meeting, any shareholder proposal must have been received by the Corporate Secretary of the Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830 no later than December 14, 2023. No shareholder proposals were received by the Company for the 2024 Annual Meeting.

Advance Notice of Business to be Conducted at the Annual Meeting

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the SEC. For business to be properly brought before an Annual Meeting by a shareholder, the business must be an appropriate matter to be voted by the shareholders at an Annual Meeting and the shareholder must have given proper and timely notice in writing to the Corporate Secretary of the Company at 485C Route 1 South, Suite 400, Iselin, New Jersey 08830-0452.

A shareholder’s notice to the Corporate Secretary must set forth as to each matter the shareholder proposes to bring before the Annual Meeting:

a)	a brief description of the matter desired to be brought before the Annual Meeting and reasons for conducting such business at the Annual Meeting,
b)	the name and address, as they appear in the Company’s records, of the shareholder proposing such business,
c)	the class and number of shares of the Company which are beneficially owned by the shareholder and
d)	any material interest of the shareholder in such business.

Middlesex Water Company                    14                    2024 Proxy Statement

Shareholder Engagement

We welcome the opportunity to engage with our shareholders to share our perspectives on and obtain their feedback on matters of mutual interest. We engage with the shareholders throughout the year to:

•	Provide visibility and transparency into our business, financial and operational performance.
•	Learn from our shareholders what issues are most important to them and to hear our views on those issues.
•	Share our perspective on Company and industry developments and regulatory impacts.
•	Discuss and seek feedback on our corporate governance policies and practices as well as emerging trends.
•	Share our sustainability updates.
•	Seek feedback on our communications and disclosures to investors.

How We Engage

We approach shareholder engagement as an integrated, year-round process involving the Chief Executive Officer, the Chief Financial Officer and our Investor Relations team. Throughout the year, we had dialogue with analysts, investors and others to inform and share our perspective and to solicit their feedback on our performance. This includes participation in virtual investor conferences, group and one-on-one meetings as well as our virtual annual shareholder meeting. We also share information in our Annual Report and Proxy Statement, press releases, SEC filings, quarterly shareholder letters, on our corporate and transfer agent website as well as in our Corporate Sustainability Report.

Key Themes Discussed in 2023

Risk Management: Managing operational risks including those related to emerging contaminants, cyber threats, climate change and human capital management is critical to business success.

Succession Planning: Recruitment and retention of qualified personnel to staff key leadership and technical positions remains a top priority.

Employee Health & Safety Emergency Response: The ongoing health and safety of our employees and our ability to respond in emergencies is critical in ensuring business continuity and service reliability.

Committees of the Board

The Board maintains standing committees to assist with the performance of its responsibilities. The number, structure and function of Board Committees are re- viewed periodically by the Corporate Governance and Nominating Committee. The Committees regularly report to the Board on their deliberations. The Committees also bring to the Board for consideration those matters and decisions which the Committees judge to be of significance and which require full Board approval. The table shown below provides information on board committee membership for the year 2024.

Board and Committee Self-Evaluation

The Board periodically evaluates its performance through a self-assessment questionnaire which is reviewed by the Corporate Governance & Nominating Committee. The Board conducts such evaluations as determined by the Corporate Governance & Nominating Committee.

Middlesex Water Company                    15                    2024 Proxy Statement

Audit Committee	Steven M. Klein, Audit Committee Chair
Audit Committee Members in 2023: Joshua Bershad, M.D. Steven M. Klein Amy B. Mansue Vaughn L. McKoy Independent Members: 4 Meetings Held in 2023: 3

Audit Committee Responsibilities

The Audit Committee is responsible for oversight of the audit of the Company’s financial statements and internal controls over financial reporting. It is also assigned the responsibilities of (i) oversight of the Company’s internal audit functions; (ii) review of related party transactions with the Company; (iii) determining whether to grant waivers if any, with respect to the Company’s Code of Conduct; and (iv) investigation of “whistleblower” complaints. In all its actions, the Committee shall comply with the requirements, rules and regulations of the Sarbanes-Oxley Act of 2002, Nasdaq Global Select Marketplace listing standards and all other applicable federal and state laws, rules and regulations.

In the course of performing its functions, the Audit Committee, as provided by the Audit Committee Charter:

• Reviews with the independent registered public accounting firm the scope and results of the annual audit and quarterly reviews;

• Receives and reviews the independent registered public accounting firm’s annual report;

• Reviews the independence of the independent registered public accounting firm and services provided by them and their fees;

• Recommends to the Board the inclusion of the audited financial statements in the Company’s Annual Report to the SEC on Form 10-K;

• Is directly responsible for the annual appointment of an independent registered public accounting firm.

Independence

The Board has determined that under current Nasdaq listing standards, all members of the Audit Committee are independent directors. The Audit Committee reports to the Board on its activities.

Committee Charter

In February 2024, the Board of Directors re-approved the written Charter for the Audit Committee which is available in the Investors section of our website www.MiddlesexWater.com under Governance. Please refer to this Charter for a full listing of Audit Committee responsibilities.

Compensation Committee	Amy B. Mansue, Compensation Committee Chair

Compensation Committee Members in 2023: Joshua Bershad, M.D. Kim C. Hanemann James F. Cosgrove, Jr. Amy B. Mansue Independent Members: 4 Meetings Held in 2023: 2

Compensation Committee Responsibilities

The Compensation Committee has oversight of human capital risk and is focused on succession planning efforts at all levels of company management. The Committee is responsible for overseeing the development, implementation and effectiveness of the Company’s human capital management policies, programs, and initiatives and their alignment with the Company’s organizational needs. The Compensation Committee administers the compensation and benefits program for executive officers of the Company. In addition, the Committee administers the Compensation program relative to the Board in consultation with the Corporate Governance and Nominating Committee. In all its actions, the Committee shall comply with the requirements, rules and regulations of the Nasdaq listing standards and all other applicable federal and state laws and regulations.

Two meetings were held in 2024, and executive sessions were held with the full Board, absent Mr. Doll, regarding compensation matters.

The Compensation Committee:

•Reviews and makes recommendations to the Board as to the base salaries, benefits and incentive compensation of the Executive Officers;

•Meets with the Chief Executive Officer to evaluate his performance and the performance of the other Executive Officers. Executive Officer incentive compensation is awarded under the Restricted Stock Plan. (Please refer to page 25 for a description of how awards are granted under the Restricted Stock Plan.);

•Approves the Compensation, Discussion and Analysis and Report of the Compensation Committee for inclusion in the proxy statement.

Independence

The Board has determined that under current Nasdaq listing standards, all members of the Compensation Committee are independent Directors. The Compensation Committee reports to the Board on its activities.

Committee Charter

In January 2024, the Board of Directors re-approved a written Charter for the Compensation Committee which is available in the Investors section of our website www.MiddlesexWater.com under Governance. Please refer to this Charter for a full listing of Compensation Committee responsibilities.

Compensation Committee Interlocks and Insider Participation

The members of the 2023 Compensation Committee were Joshua Bershad, M.D., James F. Cosgrove, Jr., Kim C. Hanemann and Amy B. Mansue. During 2023, no member of the Compensation Committee was at any time an officer or employee of the Company or its subsidiaries. No current member is related to any other member of the Compensation Committee, any other member of the Board or any executive officer of the Company.

Middlesex Water Company                    16                    2024 Proxy Statement

Corporate Governance and Nominating Committee	Walter G. Reinhard, Corporate Governance and Nominating Committee Chair

Corporate Governance and Nominating Committee Members in 2023: Kim C. Hanemann Ann L. Noble Vaughn L. McKoy Walter G. Reinhard Independent Members: 4 Meetings Held in 2023: 4

Corporate Governance and Nominating Committee Responsibilities

The Corporate Governance and Nominating Committee shall provide assistance to the Board in fulfilling the responsibility for matters relating to the organization of the Board; shall identify, evaluate and propose new nominees to the Board; and make recommendation to the Board on all such matters and for other issues, including risk management oversight, relating to the Company’s corporate governance. In so doing, the Corporate Governance and Nominating Committee shall maintain free and open means of communication between the Directors and Executive Officers of the Company. In carrying out its responsibilities, the Corporate Governance and Nominating Committee strives to ensure to the Directors and shareholders that the corporate governance practices of the Company are in accordance with applicable laws and regulations and reflect the highest ethical standards.

Among its various responsibilities, the Corporate Governance and Nominating Committee:

• Reviews and makes recommendations relating to the performance of the Board, committee structures, risk management and the composition of the Board;

• Reviews and makes recommendations on matters related to Directors’ compensation;

• Reviews and makes recommendations related to any management proposals to make significant organizational changes to the Company;

• Seeks and identifies qualified candidates for Board membership and recommends to the Board candidates for nomination and election to the Board. In this capacity, the Committee focuses on the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors of diversity , equity and inclusion;

• Establishes and manages the process by which recommendations for Board membership are received and evaluated from shareholders and other sources;

• Reviews and makes recommendations to the Board with respect to executive level succession planning.

• Oversees the Company’s efforts to implement, measure and report on Environmental, Social and Governance (ESG) related initiatives.

Independence

The Board has determined that under current Nasdaq listing standards, all members of the Corporate Governance and Nominating Committee are independent Directors.

Committee Charter

A revised charter for the Corporate Governance and Nominating Committee was approved by the Board of Directors in April 2023, and is available in the Investors section of our website www.MiddlesexWater.com under Governance. Please refer to this Charter for a full listing of Corporate Governance and Nominating Committee responsibilities.

Process for Identifying and Evaluating Director Candidates

The Corporate Governance and Nominating Committee identifies Director nominees from a variety of sources which may include recommendations from management, Board members, shareholders and other sources.

The Committee recommends to the Board nominees that:

• are independent of management;

• satisfy SEC and Nasdaq requirements; and

• possess qualities such as personal and professional integrity, sound business judgment, utility expertise, technical, financial or other relevant expertise.

The Committee also considers age and diversity. Diversity is broadly defined as a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics. The Committee has the authority to retain assistance from independent third parties in identifying and evaluating prospective candidates for nomination and election to the Board.

Middlesex Water Company                    17                    2024 Proxy Statement

Director Candidate Recommendations and Nominations by Shareholders

The Corporate Governance and Nominating Committee considers shareholders’ recommendations for nominees for election to the Board. Shareholder nominees are evaluated under the same standards as nominees ultimately recommended by the non-management members of the Board. Nominations must be accompanied by the written consent of any such person to serve if nominated and elected, and by biographical material, to permit evaluation of the individual recommended, including appropriate references.

Recommendations may be mailed to:

Middlesex Water Company

Office of the Corporate Secretary

485C Route 1 South

Suite 400

Iselin, New Jersey 08830-0452

In order to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2024 Annual Meeting, nominations for Director must have been received by the Company by the close of business on December 14, 2023.

Pension Committee	James F. Cosgrove Jr., Pension Committee Chair

Pension Committee Members in 2023 : James F. Cosgrove, Jr. Steven M. Klein Ann L. Noble Walter G. Reinhard Independent Members: 4 Meetings Held in 2023: 5

Pension Committee Responsibilities

The Pension Committee is responsible for matters relating to the investment and governance objectives of the Company’s retirement plans.

The Pension Committee:

• Reviews investment policies and determines recommended investment objectives for assets of the Company’s retiree benefit plans;

• Reviews and makes recommendations to the Board with respect to changes in investment policies;

• Reviews investment options in the Company’s 401(k) Plan and the performance and fees associated with the Plan investment options.

Independence

The Board has determined that under current Nasdaq listing standards, all members of the Pension Committee are independent Directors. The Pension Committee reports to the Board on its activities.

Committee Charter

In February 2024, Board of Directors re-approved a written Charter for the Pension Committee which is available in the Investors section of our website www.MiddlesexWater.com under Governance. Please refer to this Charter for a full listing of Pension Committee responsibilities.

Ad Hoc Pricing Committee	James F. Cosgrove Jr., Ad Hoc Pricing Committee Chair

Ad Hoc Pricing Committee Members in 2023: James F. Cosgrove, Jr. Ann L. Noble Walter G. Reinhard, ex officio Independent Members: 3 Meetings Held in 2023: 0

Ad Hoc Pricing Committee Responsibilities

The Ad Hoc Pricing Committee meets, as needed, to review financial matters including, but not limited to, the pricing and issuance of equity and long-term debt securities.

Middlesex Water Company                    18                    2024 Proxy Statement

CORPORATE SUSTAINABILITY

The Company continued to make progress in line with our current and long term plans for sustainability. We’re committed to the highest standards of ethical behavior, further growing diversity, equity and inclusiveness in our workforce and our Board, making prudent investments in aging infrastructure, maintaining public health, safety and economic stability in the communities we serve and serving as a trusted and reliable resource to our customers and communities.

We work to...

•   Protect the health and safety of our employees and customers through training, education and emergency planning and preparedness as well as quality water treatment to protect public health

•   Make investments in infrastructure which mitigate against climate impact and result in enhanced service delivery, reliability and resiliency

•   Uphold good governance practices centered around policies, procedures and best practices

•   Support our people and actively engaging with the communities we serve

Our Approach

We strive to:

✔ Foster accountability through improved alignment around ESG areas and expanded Board and management oversight of ESG risk

✔ Report on metrics and developments that connect to our business strategies and are relevant to stakeholders

✔ Strengthen our organizational frameworks to enhance year over year disclosure

✔ Engage external stakeholders to better understand ESG expectations

✔ Continually improve transparency and disclosure on material topics

✔ Consistently integrate ESG aspects into our decision making and planning

✔ Analyze data collected to effect continual improvement

The Company’s latest Sustainability Report and the ESG section on our website demonstrates an ongoing commitment to continual improvement. It offers an overview of steps we are taking in the areas of governance and compliance, cybersecurity, social impact, diversity and inclusion, environmental stewardship and network resiliency, to better support our people, our environment and the communities we serve. To view our most recent ESG progress highlights, please visit www.middlesexwater.com/environmental-social-and-governance.

Middlesex Water Company                    19                    2024 Proxy Statement

Sustainability Highlights of 2023

Middlesex continued to monitor our environmental footprint while placing public health at the forefront making prudent investments to enhance water quality and support system reliability.

•	As part of its RENEW 2023 Program, the Company invested $9.6 million in the Borough of Carteret and in Port Reading, New Jersey. Middlesex replaced 25,686 linear feet of aging water main as well as 45 service lines, valves and 26 fire hydrants.
•	Middlesex began a utility-wide program to remove all lead and galvanized steel service lines on the customer and utility side by 2031. The Company has been working on a neighborhood-by-neighborhood basis to replace lead service lines.
•	In 2023, Middlesex completed construction of an upgraded treatment plant at its Park Avenue wellfield in South Plainfield, New Jersey to treat Perfluorooctanoic Acid (PFOA). The $50 Million-dollar new facility is treating groundwater in compliance with all current state and federal drinking water standards.
•	Completed a strategic plan to upgrade our Geographic Information Systems (GIS) to better manage risks, evaluate the environmental impact of planned capital projects and improve operational efficiency.
•	To comply with new regulations, adopted a cross-connection control pro- gram in our Delaware subsidiary which prohibits hazardous interconnections to public water systems and requires the installation of backflow prevention devices to protect public health.
•	Worked to educate school and childcare facilities about ways to maintain water quality in their buildings, particularly after extended school breaks and periods of vacancy.
•	Hired a manager to support our asset management program who is responsible for developing a Criticality/Risk Prioritization Assessment for Assets, defining Levels of Service to Customer Goals, monitoring asset life cycle costs and developing asset management funding strategies.
•	As per New Jersey Board of Public Utilities (NJBPU) requirements, owners and operators of commercial buildings 25,000 sq. feet of more can now request specific facility water consumption data from the Company which helps them identify performance improvements that can help them reduce energy use, water use and facility costs.

Our approach to employee engagement, safety, training and diversity, equity and inclusion are critical investments in human capital that help promote an agile and engaged workforce and support the sustainability of our business. We work to serve as a trusted resource to our customers and local governments, build stronger communities through active participation and by providing a solid water delivery framework that drives economic stability, prosperity and quality of life.

•	Middlesex has completed a comprehensive audit of its Information Technology networks to ensure compliance with the New Jersey Water Accountability Act requirement with regards to cyber security policies, procedures and practices. The audit is complete and recommendations are being implemented.
•	The Company has a 90 percent and above rating on Securityscorecard.io which measures network security, DNS Health, Patching Cadence, Application and Endpoint Security, among other risk factors.
•	With a goal of ensuring safety is at the focus, Middlesex hosted Safety/Practical Days where operations personnel rotated to different safety instructional stations learning about Hydrants, fittings, traffic safety and flagging, shoring, gas monitor and pump training and guillotine saw handling.
•	We prioritize the health, safety, and well-being of our employees. Our safety culture empowers every member of our workforce to exercise stop-work authority, without repercussion, to address any potential unsafe work conditions.
•	Middlesex has been working with Jacobs Engineering to develop a digital twin of the Carl J. Olsen Water Treatment Plant. This digital twin is a virtual replica of the plants’ physical assets utilizing real data from instrumentation, historical records, and hydraulic models. The digital twin will serve as a “flight simulator” to help train new plant operations staff.
•	Cybersecurity remains a crucial focus. We hired an IT Security Manager responsible for overseeing the company’s information security including its cybersecurity plan, monitoring organization networks, conducting security audits and testing, and recommending security tools.
•	We support and invest in our local communities through in-kind donations, financial contributions, engaging in and encouraging employee volunteerism and community relations events that help strengthen our community connection. We base our support on charities that contribute directly to the environment, conservation, health, wellness, hunger, youth protection and education.
•	Intent on integrating Diversity, Equity & Inclusion (DEI) principles which are consistent with our Company culture, the Company formalized a Statement on Diversity, Equity and Inclusion, which is available on its website.
•	Middlesex implemented an applicant tracking system which enables candidates to apply for jobs online fairly and equitably.
•	We continue to be intentional in our efforts to attract job candidates from historically marginalized groups and seek a diverse pool of candidates for apprenticeships and internship opportunities.

Middlesex Water Company                    20                    2024 Proxy Statement

Sustainability Highlights of 2023

The Board maintains overall oversight of the Company’s business strategy while the Corporate Governance and Nominating Committee oversees matters related to ESG and overall sustainability including Enterprise Risk Management. We seek to mitigate risks related to environmental impact and climate variability, work- force safety, cybersecurity, and work to actively promote diversity, equity and inclusion. Management discusses all matters or risks, including ESG challenges and incremental progress toward sustainability regularly with the Corporate Governance and Nominating Committee.

•	Middlesex earned honors at the 16th Annual Corporate Governance Awards, sponsored by Corporate Secretary, a digital and print platform where corporate governance experts share their experience and best practice recommendations. The Company won the category of Best Compliance and Ethics program.
•	We continue to review committee accountabilities on the board level ensuring that risks related to climate change, cybersecurity, human capital were well delineated.
•	We seek directors who are committed to representing the interests of shareholders, who combine a broad spectrum of experience and who have a diverse skill set and a reputation for collaboration, leadership and integrity.
•	Except for our CEO and Board Chairman, all directors are independent, including our Lead Director. Board committees are 100% independent.
•	The Board reflects diversity with four female directors and two racially ethnically diverse directors.
•	Board committee and director performance evaluations are conducted annually.
•	Board oversight of corporate culture, human capital management, ESG, cybersecurity and risk management
•	All employees are required to annually review, sign and attest to a Code of Conduct and Insider Trading policy.
•	Board members receive ongoing director education.
•	Company Statements on Diversity, Equity and Inclusion, our Human Rights Policy and Whistleblower Hotline can be readily found on our website.
•	Stock ownership requirements are in place for Board members and executive management.

Middlesex Water Company                    21                    2024 Proxy Statement

Our Approach to Executive Compensation

What We Do

☑	Executive Compensation Philosophy

We balance our need to appropriately serve our customers against our need to deliver long-term shareholder value.

☑	Targeted Compensation

We benchmark total compensation to the 50th percentile of our comparator group.

☑	Align Pay with Our Performance

Income Before Income Taxes is the financial metric on which incentive compensation is based for Named Executive Officers (NEOs). Such annual target amount is approved by the Board. Incentive compensation awards to NEOs, other than the CEO, are based 60% on achieving the financial metric and 40% on achievement of operational, service, growth and other non-financial metrics. The CEO’s incentive awards are based 80% on achieving the financial metric and 20% on operational, service, growth and other non- financial metrics.

☑	Focus on Long-Term Goals

We believe our incentive compensation program should be simple, transparent and easily understood by shareholders, analysts, regulators and other interested parties. Our incentive compensation program is administered in the form of a long-term benefit through restricted shares of Common Stock with a five-year cliff- vesting schedule. A modest short-term benefit is provided through the dividends on the awarded restricted Common Stock for the five-year period during which the shares are unvested.

☑	Require Stock Ownership

The Chief Executive Officer is required to beneficially hold shares of Common Stock equal in value to at least 3.0 times base salary. The Chief Financial Officer is required to beneficially hold 1.5 times base salary. All other NEOs are required to beneficially hold 1.0 times base salary and all NEOs are to hold the required shares by their fifth anniversary of their designation as NEOs. Directors are required to hold 3.0 times their annual retainer by the fifth anniversary of their Board membership.

☑	Regularly Review our Comparator Group

We regularly review our designated comparator group to ensure our compensation program is properly aligned with the peers whose relative size, operations, regulatory requirements and other relevant characteristics are reasonably comparable to ours.

What We Do Not Do

⊘	No Risky or Complicated Programs

We do not engage in compensation programs that create undue risk or are difficult to assess how effectively incentive targets were achieved..

⊘	No Hedges of, or Liens on, our Common Stock

We prohibit the pledging of, or hypothecating, or otherwise placing a lien on, any Common Stock or other equity interest of the Company.

⊘	No Definitive Retention of Restricted Stock Award – Subject to Clawback

Under our “clawback” policy, we do not allow any recipient of previously-awarded restricted Common Stock to retain the amount of such awards, which were based on achievement of financial metrics, that would have been invalidated by a restatement of financial statements.

⊘	No Repricing or Cash Buyouts of Restricted Stock Awards

We do not reprice or buy out unvested restricted Common Stock awards.

Middlesex Water Company                    22                    2024 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and approved the Compensation Discussion and Analysis and has recommended to the Board that it be included in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

Note: The Compensation Committee and the full Board continually evaluate our executive compensation program to ensure it fulfills the key objectives of our executive compensation philosophy, aligns with key operational and sustainability objectives and serves the overall best interests of our customers and our shareholders.

Introduction

The following Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation objectives, philosophy, practices and programs, as well as how the Compensation Committee deter- mines executive compensation under those programs to motivate and retain a qualified senior leadership and to ensure alignment with shareholder value creation. Our CD&A addresses the compensation of our NEOs that was paid, or earned, in 2023. Those NEOs include: 1) Dennis W. Doll, President and Chief Executive Officer, 2) A. Bruce O’Connor, Senior Vice President, Treasurer and Chief Financial Officer, 3) Jay L. Kooper, Vice President, General Counsel & Secretary, 4) Georgia M. Simpson, Vice President - Information Technology and Chief Technology Officer, and 5) Robert K. Fullagar, Vice President - Operations.

Executive Summary

Middlesex owns and operates regulated water and wastewater utility systems in New Jersey and Delaware. The Company also operates water and wastewater utility systems under contract on behalf of municipal, industrial and commercial clients. In 2023, we continued to invest in regulated utility infrastructure for the benefit of our customers, worked to enhance safety and the skills of our workforce, made continued progress towards sustainability and built value for our shareholders.

The key components of the Company’s compensation program are designed and modified, as appropriate, to ensure we attract and retain qualified executive talent and appropriately reward financial and operational performance. We continually strive to maintain a compensation program that provides an adequate balance between shorter- and longer-term operational and financial objectives and related results.

Our 2023 compensation program was benchmarked as to base salaries, incentive compensation and total compensation.

The Company remains committed to a disciplined and balanced approach to meeting the short- and long-term needs of shareholders, customers and employees. This compensation philosophy is consistent with the Company’s risk management philosophy. The Company’s formal Enterprise Risk Management program seeks to eliminate, mitigate or transfer risk while simultaneously maximizing opportunity for shareholders and maintaining appropriate quality service for the Company’s customers. The Corporate Governance and Nominating Committee has formal responsibility for oversight of the Enterprise Risk Management Program in addition to our ESG initiatives. The Company’s compensation program seeks to achieve an appropriate balance among all these objectives and therefore, does not encourage or reward inappropriate risk-taking.

Compensation Program Oversight

The Compensation Committee is responsible for making recommendations to the full Board with respect to the compensation of the NEOs. As part of these duties, the Committee:

•	Administers the Company’s equity-based incentive compensation plan
•	Conducts an annual formal performance evaluation of the Chief Executive Officer and,
•	In Consultation with the Chief Executive Officer, reviews the performance of the other NEOs and other Officers of the Company. The Board has the ultimate authority to determine the compensation of all NEOs, in addition to those Officers who are not NEOs for purposes of Proxy reporting.

The Compensation Committee is governed by a formal charter that describes the Committee’s scope of authority and responsibility. The Compensation Committee consists of Directors, who are all “independent,” as set forth in the listing requirements for the Nasdaq Stock Market where Middlesex is listed as a Nasdaq Global Select Company. The Corporate Governance and Nominating Committee evaluates the independence of Committee members at least annually, using standards no less restrictive than those contained in the Nasdaq Global Select listing requirements. This evaluation, and the determination that each member of the Committee is independent, was made most recently in April 2024.

Role of Executives in Compensation Committee Activities

The executive officers who serve as a resource to the Compensation Commit- tee are the Chief Executive Officer and the Vice President, Human Resources. These executives provide the Compensation Committee with data regarding market-based compensation philosophy, processes and practices related to human capital management including developing, attracting and retaining personnel, succession planning, company culture and employment practices. This communication assists the Committee in the design and implementation of the Company’s compensation programs. In addition to providing factual in- formation, such as Company-wide performance on relevant measures, these executives articulate management’s views and results on current compensation programs and processes, recommend relevant performance measures to be used for future evaluations and otherwise supply information to assist the Compensation Committee. Additional resources used by the Compensation Committee in their deliberations are provided by independent third-party sources, as well as by individual Committee or other Board members.

The Chief Executive Officer also provides individual performance assessments for the other NEOs, and expresses to the Compensation Committee recommendations for changes in compensation for all Officers of the Company, other than himself, based on individual performance. The Compensation Committee periodically communicates directly with independent third-party consultants, providing such consultants with Company-specific and market-based information. Certain portions of such information may be provided by the Vice President - Human Resources or the Chief Executive Officer, in assisting in the evaluation of the estimated effect on the Company’s results of operations regarding any proposed changes to the various elements of compensation.

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An executive compensation study was last conducted by Steven Hall & Partners, an independent firm specializing in executive compensation, in January 2024. Executives participate in Committee activities solely in an informational and advisory capacity, and have no vote in the Committee’s decision-making process. The Chief Executive Officer and Vice President - Human Resources do not attend those portions of Compensation Committee meetings during which their performance is evaluated or their compensation is determined. No executive officer other than the Chief Executive Officer attends those portions of Compensation Committee meetings during which the performance of the other NEOs is evaluated or their compensation is determined. In addition, the Compensation Committee meets in executive session as it considers appropriate.

Use of Consultants

The Compensation Committee periodically engages qualified independent compensation consultants to assist in the compensation process for NEOs. The consultants are retained by, and report directly to, the Compensation Committee. The Chair of the Compensation Committee serves as the designated primary contact with outside compensation consultants. The Compensation Committee places no restrictions on consultants within the scope of contracted services and such consultants are not engaged by management for any purpose. The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies both inside and outside the Company’s comparator group. The consultants also provide Proxy Statement and survey data, and assist in assembling relevant comparator groups. In addition, the consultants also assist in establishing benchmarks for base salary and incentives from the comparator group Proxy Statements and survey data.

Compensation Program Objectives and Philosophy

Objectives

• Attract, retain and appropriately motivate employees

• Compensate executives for long-term improvement in overall shareholder value

• Provide differentiated executive pay based on experience, assigned responsibilities and performance

• Support the attainment of short and long-term financial and strategic objectives

The methods used to achieve the compensation program objectives for NEOs are influenced by the compensation and employment practices of a comparator group, as adopted in consultation with the Company’s independent executive compensation consultant. Other considerations include each NEO’s individual performance in achieving both financial and non-financial corporate objectives.

Our program is designed to compensate the NEOs based on their level of assigned responsibilities, individual experience and performance levels and their knowledge and management of the Company’s operations. The creation of long-term value is highly dependent on the development and effective execution by our NEOs of our business strategy.

Factors that influence the design of our executive compensation program include, among other things, various items listed as follows:

•	We operate primarily in a highly regulated utility industry with regard to public health and safety, the environment, service levels to our customers and the rates for utility services charged to our customers. We value industry-specific experience that promotes safe, proper and reliable life-sustaining utility services for our customers;
•	We value our executives’ ability to appropriately balance the short- and long-term needs of our customers, our employees and our shareholders. We seek to not only provide safe, proper and reliable utility services on a current basis for our customers, but we also plan and execute strategies that promote the sustainability of critical utility services into the future. Promotion of the sustainability of services also includes routine Compensation Committee discussions regarding the status of succession planning initiatives at both the executive and management levels. In addition, we simultaneously seek to provide financial returns for our shareholders that appropriately reflect the risks and opportunities inherent in meeting the short- and long-term needs of our customers, and inherent in the provision of our utility services. We work to appropriately recognize further contributions to shareholder value achieved through contract operations and other complementary business opportunities which are not traditional regulated public utilities and therefore, not regulated by a state public utility commission as to customers’ rates and service;
•	We value our executives’ ability to attract, retain and continually develop a workforce that ensures critical technical and management skills are maintained in sufficient quantity and quality.

Our compensation program for NEOs includes three components: (1) base salary, (2) an equity-based long-term incentive plan in the form of restricted common stock and (3) perquisites at levels that are competitive in the marketplace and appropriate for the roles of the NEOs. The incentive-based component of our compensation program is designed to be clear, transparent and understandable to investors and recipients. This is intended to simplify analysis by our shareholders of the relationship of pay to performance as well as to emphasize the critical importance of a long-term focus in the water and wastewater utility industry on financial and operational performance.

Components of Our Compensation Program

The Compensation Committee analyzes the level and relative mix of the elements of executive compensation by component (base salary and incentives) and in the aggregate as related to total compensation. The Compensation Committee has generally established the 50th percentile of peer comparators and survey data as the target for total compensation. The Compensation Committee generally seeks to undertake a comprehensive review of the executive compensation program approximately every two years. Based on this analysis, the Compensation Committee reviews, challenges and recommends each NEO’s compensation, subject to approval by the full Board.

When evaluating the components comprising total compensation, the Compensation Committee considers general market practices and the alignment of incentive awards with strategic objectives and Company operational and financial performance. The Compensation Committee seeks to create appropriate incentives to promote service quality and shareholder value without encouraging behaviors which may result in inappropriate risk taking.

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Base Salary: Base salary is designed to provide a reasonable level of predict- able compensation commensurate with market standards of the position held. NEOs are eligible for periodic adjustments to their base salary based on these factors. The Compensation Committee reviews and recommends to the Board any base salary changes for NEOs, including the CEO. Adjustments are made for each NEO’s specific experience, responsibilities and performance, estimated value in the marketplace and the Committee’s judgment of each NEO’s contribution to the success of the Company.

Incentives: The Company does not have a formal plan or program that provides for cash or other form of short-term incentive compensation for NEOs other than dividends on restricted stock awards not yet vested. The Company has a long-term incentive plan in the form of restricted Company common stock (the Restricted Stock Plan). Awards under this plan are considered on an annual basis and are based on the achievement of certain financial and operational goals. The ultimate value of the compensation recognized from restricted shares issued is determined as of the date vesting occurs. Generally, the Restricted Stock Plan provides for five-year cliff-vesting from date of award for all shares granted in any individual year. The value of shares awarded in any given year can either increase or decrease between the date of issuance and the five-year vesting term. The Restricted Stock Plan provides for accelerated vesting in the case of a retirement. Shares fully vest for retirements occurring on or after age 65 or in the case of a Change In Control. There is no provision in the Restricted Stock Plan that specifically addresses repricing or cash buyouts relative to unvested restricted stock awards however, such practices are prohibited as a matter of policy and have never been employed.

There is no minimum holding/retention period for restricted shares that become fully vested. The Company does however have minimum stock ownership and holding requirements. See Stock Ownership and Holding Requirements on page 28.

The Restricted Stock Plan is designed to compensate the NEOs for executing specific financial and non-financial elements of the Company’s business plan. The target award is comprised of a single corporate financial goal, in addition to one or more individual non-financial performance goals. The corporate financial goal, for which incentive compensation was earned for 2023, was Income Before Income Taxes. Separate from this metric, a qualitative assessment of financial performance relative to the company’s peer group is made through an evaluation of the total shareholder return over a 5-year period, as presented as part of the Form 10-K.

The corporate financial goal comprised 60% of the target award for NEOs other than the President and CEO, whose corporate financial goal comprised 80% of his or her target award. The remaining portion of the target award for all NEOs is based upon the level of achievement of individual non-financial performance goals. The non-financial individual performance goals are intended to further incent the NEOs to implement operational, technical, management and other initiatives that benefit the Company’s customers and shareholders, and which require effort and achievement above and beyond what would normally be required as part of the NEO’s base job responsibilities.

The Compensation Committee evaluates the reasonableness of attaining designated incentive goals relative to the importance of such goals to the overall mission and strategies of the Company and the required effort to achieve such goals. The Committee recognizes that some level of calculated risk is required to achieve business objectives that ultimately benefit shareholders and customers however; the Committee discourages taking risk that, in the judgment of the Board, is inappropriate relative to the expectations of our shareholders and regulators. Delivered performance during the applicable measurement period may exceed, or fall short, of the targets, resulting in the NEO potentially receiving an incentive award that is above or below the initial targeted level. Annual incentive awards granted in prior years are not taken into account by the Compensation Committee in the process of setting performance targets or in evaluating achievements for the current year.

Incentive-based awards are subject to the Company’s “clawback” policy. Such policy requires that incentive-based awards are subject to return to the Company, in whole or in part, if a financial statement restatement occurs within the three calendar years subsequent to an award, where such restatement effectively negates the previous achievement of financial targets that precipitated such prior award. Awards made to any and all NEOs are subject to the provisions of the clawback policy.

Our policy prohibits any Director, NEO or other Officer from buying or selling Company Common Stock without obtaining prior approval from our Corporate Secretary and General Counsel. This policy, as an element of the Company’s Insider Trading Policy, is designed to help assure that the Directors and NEOs will not trade in our securities at a time when they are in possession of inside information. In addition, our formal Insider Trading policy prohibits our Directors and NEOs from hedging the economic risk of stock ownership.

In evaluating actual performance relative to the established corporate financial goal, the Compensation Committee may, at its discretion, exclude individual items that are either additive or deductive which are considered non-recurring in nature. Such items are generally presumed to be infrequent. In addition, the Compensation Committee may increase or decrease a Restricted Stock award based upon additional consideration of a NEO’s performance or achievements.

Middlesex Water Company                    25                    2024 Proxy Statement

Our Business and Strategy

Operational expertise, business continuity planning and dedicated employees are critical to our ability to deliver uninterrupted utility service. Our Company’s strategy is designed to meet the expectations of customers and shareholders for the long term. Infrastructure investments we are making currently under our Water for Tomorrow® infrastructure investment campaign are designed to benefit current and future generations of customers.

Diverse talent we are recruiting today and nurturing through training and professional development become the leaders of tomorrow. We drive accountability across our enterprise through a set of core values that drive daily decision-making. These core values of Respect, Integrity, Growth, Honesty and Teamwork serve as the standards by which our people operate and help ensure a diverse, equitable and inclusive workplace. We expect our teams to be accountable for upholding these values each and every day as we work to fulfill our mission.

The basic tenets of our strategy for profitability & growth include:

»	Investment in projects, products and services that complement our core water and wastewater competencies
»	Timely and adequate recovery of infrastructure investments and other costs necessary to maintain and continually improve service quality
»	Prudent acquisitions of investor and municipally-owned water and wastewater utilities

»	Execution of municipal and industrial water and wastewater systems contracts

Our 2023 Company Performance

We continued to strive to strengthen our reputation as a trusted service provider to our customers, and as a valued employer, while we worked to further enhance value to our shareholders. The results below demonstrate some key accomplishments during the year:

✔	Completed construction of our approximately $50 million upgrade to our Park Avenue Treatment Plant in New Jersey to comply with regulations regarding per- and polyfluoroalkyl substances.
✔	Achieved a settlement with a third party for recovery of costs associated with the Park Avenue Plant upgrades.
✔	Completed construction of a one million gallon elevated storage tank in Sussex County, Delaware.
✔	Rehabilitated critical intersecting transmission pipelines in a high-risk location, earning the Company recognition as a finalist in the 2024 Underground Infrastructure Awards.
✔	Navigated a base rate proceeding in New Jersey resulting in $15.4 million, or 14.06%, increase in annual revenues.
✔	Dennis Doll received a New Jersey Icon Award from NJBIZ.
✔	Marked the Company’s 51st consecutive year of common dividend increases with a 4.0% increase.
✔	Awarded Best Compliance and Ethics Program from Governance Intelligence, IR Magazine.
✔	Additional enhancements to cybersecurity controls and related resources.
✔	Continued training and development of employees relative to safety, security and all other required and discretionary protocols.

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2023 Executive Compensation Analysis and Conclusions

In connection with the market-based analysis of compensation conducted by our independent consultant in the Company’s most recent executive compensation study, the Company established a long-term incentive target as a percentage of base salary. The respective financial and non-financial long- term award target percentages comprising the total award target percentage for each NEO for 2023 were as follows:

Name	Base Salary at Grant Date	Target Restricted Stock Award	Financial Target Component	Non-Financial Target Component
Dennis W. Doll	$728,000	57%	80%	20%
A. Bruce O’Connor	$512,133	33%	60%	40%
Jay L. Kooper	$358,814	18%	60%	40%
Georgia M. Simpson	$295,624	20%	60%	40%
Robert K. Fullagar	$293,958	25%	60%	40%

The values of the respective financial and non-financial long-term award targets for each NEO for 2023 performance were as follows:

Name	Target Restricted Stock Award ($)	Financial Target Component ($)	Non-Financial Target Component ($)
Dennis W. Doll	414,960	331,968	82,992
A. Bruce O’Connor	169,004	101,402	67,602
Jay L. Kooper	64,587	38,752	25,835
Georgia M. Simpson	59,125	35,475	23,650
Robert K. Fullagar	73,490	44,094	29,396

In order for any NEO to be eligible for any amount of long-term incentive award, the Compensation Committee, and ultimately the full Board, considers a variety of qualitative factors in their overall assessment of the individual and collective performance of the NEOs. Such factors align with the company’s core values. Elements of such values include, but are not limited to:

•	Legal and regulatory compliance
•	Compliance with the Company’s Code of Conduct
•	Strong customer focus
•	Teamwork
•	Social responsibility
•	Continuous improvement

The financial target award metric of Income Before Taxes, on which the financial target awards were based, was $35.3 million. This target was established to appropriately incentivize the NEOs and was based on known, anticipated and projected operational and financial opportunities and challenges in 2023.

The non-financial target award metrics established for each NEO were as follows:

Name	Non-Financial Performance Metrics
Dennis W. Doll	• Continued implementation of succession plans for key management roles • Continued implementation of strategic initiatives for long-term growth and sustainability
A. Bruce O’Connor	• Successfully manage Middlesex base rate filing • Successfully manage multiple debt financings for Middlesex and subsidiaries
Jay L. Kooper	• Successfully manage strategic and logistical aspects of multiple regulatory filings • Successfully manage multiple significant litigation proceedings
Georgia M. Simpson

• Manage independent third-party cybersecurity audit and further implement cybersecurity controls as appropriate

• Manage the enterprise-wide Information Technology Strategic Plan and related individual technology initiatives

Robert K. Fullagar	• Fully operationalize processes in the upgraded Park Avenue Treatment Plans • Continued implementation of enhancements to health, safety and physical security measures

The Company does not have established threshold and maximum award percentages defined relative to each financial and non-financial performance goal. There is no implicit expectation that partial awards would be made relative to the Company financial target, or the non-financial targets, if the target is not fully achieved. The non-financial award targets are partially qualitative in nature. An element of judgment is applied by the Compensation Committee in assessing the extent to which any individual non-financial target was, or was not achieved. Awards are therefore recommended in the sole judgment and discretion of the Compensation Committee, with the ultimate approval of the full Board.

In the Compensation Committee’s evaluation of the extent to which the financial goal was achieved, it was concluded that there were no non-recurring items that should be considered in the evaluation. The Compensation Committee further concluded that although the Company financial incentive target of Income Before Income Taxes had substantially been met in 2023 at 92%, in light of overall market conditions the target was determined to be met at 75%, for incentive compensation purposes. In addition, the Compensation Committee assessed the extent to which the non-financial incentive goals were met for each NEO. Consequently, the Compensation Committee, and subsequently the full Board, approved the following awards:

Name	Company Financial Goal ($)	Non-Financial Operational Goal #1 Award ($)	Non-Financial Operational Goal #2 Award ($)	Total Long- Term Incentive Award ($)
Dennis W. Doll	248,976	41,496	41,496	331,968
A. Bruce O’Connor	76,052	42,251	25,350	143,653
Jay L. Kooper	29,064	15,468	15,468	60,000
Georgia M. Simpson	26,606	11,825	11,825	50,256
Robert K. Fullagar	33,070	18,465	18,465	70,000

Middlesex Water Company                    27                    2024 Proxy Statement

The Restricted Stock Plan provides for full vesting of grants upon a participant’s retirement occurring on or after age 65. During 2023, each of Messrs. Doll and O’Connor reached retirement age and Mr. Doll announced his retirement effective February 29, 2024. Accordingly, the Compensation Committee approved, and the full Board ratified, the payment of Messrs. Doll’s and O’Connor’s incentive award for their service in 2023 in the form of cash. The incentive awards for the other NEOs’ services in 2023 were paid in the form of restricted Company common stock pursuant to the Restricted Stock Plan.

Broad-based Benefits. NEOs are provided with certain health and welfare benefits available to all qualifying employees of the Company, as well as selected fringe benefits and perquisites, not generally available to all employees of the Company.

The following summarizes the broad-based benefits, available to all qualifying employees, in which the NEOs participate:

•	Defined benefit pension plan (see page 31 for description of limitations to participation in this Plan),
•	Defined contribution 401(k) retirement plan,
•	Health insurance coverage (all employees share in the cost of such coverage),
•	Disability insurance coverage,
•	Group term life insurance coverage (premiums associated with coverage above $50,000 are reported as taxable income to all eligible employees per Internal Revenue Service regulations).

Executive Benefits and Perquisites. The NEOs received the following fringe benefits and perquisites:

•	Use of a Company-owned vehicle. The cost of operation and maintenance of such vehicle is borne by the Company. The value of any personal use of such vehicle is reported as taxable income to the NEO,
•	Use of a Company-owned cellular telephone, generally for business purposes,
•	Group term life insurance coverage of 1.5x base salary (amount in excess of coverage generally available to all employees, for which premiums are reported as taxable income to the executive and for which total policy coverage is capped at $1,500,000),
•	Participation in a Supplemental Executive Retirement Plan (see below for description of limitations to participation in this Plan).

The Compensation Committee formally reviews all components of executive compensation on an annual basis, as well as on an interim basis, as deemed necessary.

Supplemental Executive Retirement Plan. Certain of the Company’s NEOs are eligible to participate in a non-qualified Supplemental Executive Retirement Plan (SERP) at the discretion of the Board. A participant, who retires on their normal retirement date, as defined in the SERP, is entitled to an annual retirement benefit of up to 75% of eligible compensation, as defined in the SERP, reduced by the anticipated primary social security benefit, and further reduced by any benefit payable from the Company’s qualified defined benefit pension plan. Further reductions are made for certain retirement benefits from prior employment, where such benefits have accrued.

Offsetting amounts related to Social Security and other benefit plans are calculated similarly for participating NEOs. Generally, a participant is vested in the SERP at ten (10) years of service in the case of retirement, and in the event of a Change in Control, as described further herein. A participant’s right to receive benefits under the SERP commences: 1) upon retirement, 2) to their beneficiary at death or, 3) in connection with a Change in Control upon termination under the circumstances described in the SERP.

Benefits are generally payable upon achieving Normal Retirement, as defined in the SERP, to the participant or the participant’s beneficiary. A reduced benefit may be received upon Early Retirement, as defined in the SERP, after age 62 and before age 65.

The Company is not obligated to set aside or earmark any monies or other assets specifically for the purpose of funding the SERP except that upon a Change in Control, the Company would be obligated to make contributions to a trust anticipated to be sufficient to meet the obligations under the SERP. Absent a Change in Control, benefit payments are in the form of an unfunded general obligation of the Company.

Exceptions to Usual Procedures. The Compensation Committee may recommend to the full Board that they approve the payment of cash compensation to one or more NEOs, in addition to or in lieu of payments approved during the annual compensation-setting cycle. The Compensation Committee may make such a recommendation if it believes it is appropriate to reward one or more NEOs in recognition of contributions to a particular project or initiative, or in response to customer, competitive or other factors that were not ad- dressed during the recurring annual compensation-setting cycle or, that may have changed since the annual compensation-setting cycle.

Stock Ownership and Holding Requirements

The Company has formal stock ownership and holding requirements for NEOs, to be achieved within five years of being designated a NEO. A formal beneficial Common Stock ownership and holding requirement of 3.0 times base salary is required for the CEO. A beneficial stock ownership and holding requirement of 1.5 times base salary is required for the Chief Financial Officer. A beneficial stock ownership and holding requirement of 1.0 times base salary is required for all other NEOs. Some or all of the shares that are under beneficial ownership of each NEO may be in the form of unvested restricted stock, to which the executive does not acquire unrestricted title until such restricted stock awards fully vest.

Employment Agreements. In 2023, the Company did not have employment agreements with any of the NEOs other than in conjunction with a Change in Control, as detailed elsewhere in this Proxy Statement. All NEOs were “at will” employees.

Compensation Committee

Amy B. Mansue, Chair

Joshua Bershad, M.D.

James F. Cosgrove, Jr.

Kim C. Hanemann

Middlesex Water Company                    28                    2024 Proxy Statement

SUMMARY COMPENSATION TABLE

The following table details compensation earned or accrued by our NEOs for the three years ended December 31, 2023, 2022 and 2021, respectively.

Name and Principal Position	Year	Salary ($)	(1) Bonus ($)	(1) Stock Awards ($)	(2) Change in Pension Value and Non-Qualified Deferred Comp. Earnings ($)	(3) All other Compensation ($)	Total ($)
Dennis W. Doll Chairman, President and Chief Executive Officer	2023	720,462	331,968	—	630,526	75,858	1,758,814
	2022	688,056	—	400,000	—	66,670	1,154,726
	2021	650,495	—	400,000	174 ,119	65,830	1,290,444
A. Bruce O’Connor Sr. Vice President, Treasurer and Chief Financial Officer	2023	494,148	143,653	—	608,817	48,685	1,295,303
	2022	435,306	—	180,000	—	37,977	653,283
	2021	404,890	—	170,000	151 ,881	36,054	762,825
Jay L. Kooper Vice President, General Counsel & Secretary	2023	355,698	—	60,000	—	43,992	459,690
	2022	335,066	—	60,000	—	37,498	432,564
	2021	304,480	—	60,000	—	36,325	400,805
Georgia M. Simpson Vice President Information Technology	2023	292,197	—	50,256	—	33,367	375,819
	2022	270,220	—	60,000	—	31,506	361 ,726
	2021	233,969	—	60,000	—	29,680	323,649
Robert K. Fullagar Vice President Operations	2023	290,214	—	70,000	178,690	24,528	564,133
	2022	268,673	—	70,000	—	23,663	362,336
	2021	228,921	—	70,000	64,398	17,442	380,761
(1)	The Compensation Committee approved, and the full Board ratified, the payment of Messrs. Doll’s and O’Connor’s incentive awards for their service in 2023 in the form of cash. See “Executive Compensation - Compensation Discussion and Analysis - 2023 Executive Compensation Analysis and Conclusions.
(2)	Reflects the value of Restricted Stock Plan awards in the applicable year. These awards generally do not vest to the participants until the expiration of five years from the date of such award. During such five year period, the participants have contingent ownership of such shares, including the right to vote the same and to receive dividends thereon.
(3)	Represents the aggregate change in the actuarial present value of the accumulated benefits under all of our defined benefit pension plans for the named executive officers. The increases for 2023 and 2021 were driven primarily by changes in the levels of qualifying compensation and an additional year of credited service for the respective year. No amount is shown in those cases where the present value of accumulated benefits declined for 2022, primarily due to the impact of the increase in the discount rate used to value the benefit from 2.72% in 2021 to 4.98% in 2022. The present value of accumulated benefits declined by $307,616, $124,734 and $203,865 for Messrs. Doll, O’Connor and Fullagar, respectively. Neither an increase or decrease in the pension value resulting from changes in the discount rate results in any increase or decrease in benefits payable to participants under the plans, other than additional credit service years for the passage of time. Mr. Kooper and Ms. Simpson do not qualify to participate in the Company’s Defined Benefit (DB) Plan since their hire dates were after the DB Plan was closed to new entrants. Alternatively, Mr. Kooper and Ms. Simpson do participate in the Company’s Discretionary Profit Sharing (DPS) Plan administered through the Company’s 401k Plan. See Schedule A - All Other Compensation. The Company does not have any nonqualified deferred compensation plans or related earnings.
(4)	The detail “All Other Compensation” recognized for the benefit of the NEOs is set forth in Schedule A as supplemental information to the Summary Compensation Table.

SCHEDULE A - SUMMARY - ALL OTHER COMPENSATION

The following table details all other compensation earned or accrued for the three years ended December 31, 2023, 2022 and 2021, respectively.

		Dividends on Restricted Stock	Personal Automobile Use	(4) Group Term Life Insurance Premiums	(4) (5) 401(K) - Employer Match	Spouse Travel	Total - All Other Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Dennis W. Doll Chairman, President and Chief Executive Officer	2023	37,386	4,984	21,338	11,549	601	75,858
	2022	39,391	4,984	11,089	10,674	532	66,670
	2021	41,606	2,985	11,089	10,150	—	65,830
A. Bruce O’Connor Sr. Vice President, Treasurer and Chief Financial Officer	2023	15,004	3,654	16,064	13,158	805	48,685
	2022	14,806	3,654	8,348	10,529	640	37,977
	2021	14,957	2,287	8,348	10,150	312	36,054
Jay L. Kooper Vice President, General Counsel & Secretary	2023	3,915	9,226	2,802	28,049	—	43,992
	2022	2,813	7,045	1,716	25,924	—	37,498
	2021	1,951	8,176	1,549	24,649	—	36,325
Georgia M. Simpson Vice President Information Technology	2023	3,030	6,080	1,242	23,015	977	33,367
	2022	3,030	6,551	810	20,138	977	31,506
	2021	2,531	8,530	810	17,809	—	29,680
Robert K. Fullagar Vice President Operations	2023	4,112	5,310	5,873	9,233	—	24,528
	2022	3,282	7,077	3,901	9,403	—	23,663
	2021	2,665	5,007	1,758	8,012	—	17,442
(5)	The benefits available to the NEOs under these programs are also available to all other employees of the Company.
(6)	In addition to employer matching contributions under the Company’s 401k Plan, included in this column are contributions from the Company’s Discretionary Profit Sharing (DPS) Plan administered through the Company’s 401k Plan. Mr. Kooper and Ms. Simpson are the only NEOs eligible to participate in the DPS Plan since each is ineligible to participate in the DB Plan.

Middlesex Water Company                    29                    2024 Proxy Statement

GRANTS OF PLAN-BASED AWARDS*

The following table details information relative to grants of plan-based awards to the NEOs under our Restricted Stock Plan during the year ended December 31, 2023.

Name	Grant Date	Stock Awards: Number of Shares or Units (#)
Dennis W. Doll	03/30/2023	5,153
A. Bruce O’Connor	03/30/2023	2,319
Jay L. Kooper	03/30/2023	773
Georgia M. Simpson	03/30/2023	773
Robert K. Fullagar	03/30/2023	902

*The Company does not employ the use of stock options

STOCK VESTED DURING 2023*

The following table details information regarding the vesting of stock awards as of December 31, 2023.

	Stock Awards
Name	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dennis W. Doll	8,653	671,732
A. Bruce O’Connor	2,825	219,305
Jay L. Kooper	—	—
Georgia M. Simpson	351	27,248
Robert K. Fullagar	369	28,645

*The Company does not employ the use of stock options.

OUTSTANDING EQUITY AWARDS

The following table represents outstanding unvested restricted stock awards as of December 31, 2023.

Name	Shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)
Dennis W. Doll	28,746	1,886,313
A. Bruce O’Connor	11,759	771,626
Jay L. Kooper	3,292	216,021
Georgia M. Simpson	3,042	199,616
Robert K. Fullagar	3,389	222,386

PENSION BENEFITS

The following table details the present value of accumulated benefits that have accrued under the Company’s DB Plan and the SERP as of December 31, 2023.

Name	Plan	Years of Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dennis W. Doll	MWC DB Plan	19	1,179,038	—
	MWC SERP	19	1,123,933	—
A. Bruce O’Connor	MWC DB Plan	34	2,056,523	—
	MWC SERP	34	1,983,461	—
Jay L. Kooper (1)	MWC DB Plan	—	—	—
	MWC SERP	—	—	—
Georgia M. Simpson (1)	MWC DB Plan	—	—	—
	MWC SERP	—	—	—
Robert K. Fullagar (2)	MWC DB Plan	25	964,645	—
	MWC SERP	—	—	—
(1)	NEO does not participate in the DB Plan or the SERP.
(2)	NEO does not participate in the SERP.

CEO to Median Employee Pay Ratio

We are providing the following information regarding the relationship of the annual total compensation of our CEO compared to the annual total compensation of our median employee.

For fiscal 2023, our last completed fiscal year:

•	the annual compensation of our CEO, as reported in the Summary Compensation Table included on page 29 of this Proxy Statement, was $1,758,814;

•	the annual total compensation of our median employee was $89,026; and

•	the resulting ratio is 19.76:1.

Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K using data and assumptions summarized below.

To identify our median employee, we first determined our employee population (excluding our CEO) as of the last day of our fiscal year, December 31, 2023 (the Determination Date). We had approximately 355 employees, representing all full-time, part-time, seasonal and temporary workers as of the Determination Date. The number does not include any independent contractors or “leased” workers, as permitted by applicable SEC rules.

We then measured our employee population’s total direct compensation in fiscal 2023 for our consistently applied compensation measure based on information from our payroll management systems. This compensation measurement was calculated by totaling, for each employee, their annual W-2 wages, salary, bonuses and perquisites as of the Determination Date and target restricted stock awards granted in fiscal 2023. Once we identified our median employee, we then determined the annual total compensation of this employee. We believe the above is a reasonable estimate of the relationship between the pay of our CEO and the pay of our median employee.

Middlesex Water Company                    30                    2024 Proxy Statement

All employees hired before April 1, 2007, including all the NEOs except for Mr. Kooper and Ms. Simpson, who were hired after March 31, 2007, and who receive pay for a minimum of 1,000 hours during the calendar year, are participants in the Company’s DB Plan. Under the noncontributory DB Plan, current service costs are funded annually, as required under Internal Revenue Service guidelines and by the DB Plan. The Company’s annual contribution is determined on an actuarial basis. Benefits are measured from the member’s entry date and accrue to normal retirement date or date of early retirement. Benefits are calculated, at normal retirement, at 1.25% of pay up to the employee’s Social Security benefit integration level, plus 1.9% of such excess pay, multiplied by anticipated total years of service to normal retirement date, capped at 35 years of such excess pay, multiplied by years of service achieved and not to exceed number of years of service achieved at normal retirement date of age 65. Average pay is the highest annual average of total pay during any 5 consecutive years within the 10 calendar-year period prior to normal retirement date. The benefit amounts are not subject to any deduction for Social Security benefits or other offset amounts. The benefits under the SERP are described on page 28 of this Proxy Statement.

Mr. Doll retired from active employment with Middlesex on February 29, 2024 and began receiving retirement benefits. Mr. O’Connor is eligible to receive late retirement age benefits under the DB Plan and Mr. Fullagar is eligible to receive early retirement age benefits under the DB Plan, only in the event of their retirement. If Mr. Fullagar elected to receive early retirement age benefits under the DB Plan, such benefits would be at a reduced level on an actuarial basis, as defined under the DB Plan for any eligible employee who elects early retirement prior to age 62. Mr. O’Connor is eligible to receive late retirement age benefits under the SERP, only in the event of his retirement. Mr. Kooper, Ms. Simpson and Mr. Fullagar are not participants in the SERP. No lump sum payment of accumulated retirement benefits is provided under the DB Plan or the SERP.

Employees hired after March 31, 2007 are not eligible to participate in the DB Plan, but do participate in a DPS Plan, in lieu of the DB Plan, that provides an annual contribution at the discretion of the Company, based upon a percentage of the participants’ compensation. Mr. Kooper and Ms. Simpson are participants in the DPS Plan.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

The Company has Change in Control Agreements with the NEOs. These agreements generally provide that if the executive is terminated by the Company, other than for death, disability, retirement, for Cause (as defined in the agreement), or if the executive resigns for Good Reason (as defined in the agreement) within three (3) years after a Change In Control of the Company, also as defined in the agreement, the executive is entitled to receive, (a) a lump sum severance payment equal to three (3) times the executive’s average annual total eligible compensation, as defined in the agreement, for the five (5) years prior to the termination; (b) continued coverage for three (3) years under any health or welfare plan in which the executive and the executive’s dependents were participating; and (c) an additional amount equal to the amount of federal Excise Tax, if any, that is due or determined to be due resulting from the severance payments or any other payments under the agreement. The Company has no non-Change in Control severance arrangements. The Company does not gross- up payments for any other federal or state income or other tax under a Change in Control or, under any other agreement or plan. The benefits under any health or welfare benefit plan could end earlier than three (3) years from the date of termination and would end on the earlier of (i) the date the executive becomes covered by a new employer’s health and welfare benefit plan, or (ii) the date the executive becomes eligible for Medicare. Also, coverage for the executive’s dependents could end earlier than any of these dates if required by the health or welfare benefit plan due to age eligibility.

In addition to the benefits to be paid to the executive as noted above, if there is a separation from service under the terms of the Change in Control agreement on or before the third anniversary of the Change in Control, the Company shall pay the executive any deferred compensation, including, but not limited to, deferred bonuses allocated or credited to the executive as of the date of termination. Also, any outstanding restricted stock grants awarded to the executive under the Company’s stock plans, which are not vested on termination, shall immediately vest.

A Change in Control may also lead to the payment of benefits to the NEOs and other Executive Officers, who participate in the SERP. Under the SERP, if an executive leaves the Company’s employ under the terms of a Change In Control agreement within five years of the Change in Control, the executive shall be entitled to receive an annual retirement benefit equal to 75% of the executive’s Compensation (and in some cases, 50% of Compensation) reduced by certain other benefits as more particularly set forth in the SERP. Such annual retirement benefits shall commence within sixty days after the later of (a) the executive’s Normal Retirement Date, or (b) the executive’s retirement or termination of employment with the Company or its successor. Unless the executive elects and receives approval of an alternative form of payment under the SERP, the executive shall receive the annual retirement benefit each year for fifteen years payable in monthly installments.

Notwithstanding the foregoing, if an executive leaves the Company’s employ under the terms of a Change In Control agreement, then, at the executive’s sole option, the executive may elect to receive a reduced benefit equal to 75% of the executive’s eligible Compensation (and in some cases, 50% of Compensation) reduced by certain other benefits as prorated and as set forth in the SERP, to commence within 60 days of separation of employment. The following table indicates the potential value the NEOs would receive in connection with termination by the Company within three years after a Change in Control of the Company. All scenarios use December 31, 2023, the last business day of the Company’s most recent fiscal year, as the date for the triggering event set forth in the schedule. Additionally, the potential values to each of the NEOs also include the present value of accumulated benefits under the SERP assuming that each NEO made an election to receive such benefits within sixty days after the executive terminates employment with the Company or its successor.

Name	Compensation Paid During Calendar Year 2023 (using definition of “Compensa- tion” under the Agreement) ($)	Termination Before Third Anniversary (1) ($)
Dennis W. Doll (2)	1,137,022	5,718,800
A. Bruce O’Connor	690,984	2,924,335
Jay L. Kooper	436,481	1,639,752
Georgia M. Simpson	365,327	1,321,360
Robert K. Fullagar	378,194	1,272,559

(1)	Compensation and other benefits paid following termination on or before third anniversary of the Change in Control.

(2)	Mr. Doll retired on February 29, 2024.

Middlesex Water Company                    31                    2024 Proxy Statement

PAY FOR PERFORMANCE COMPARISON

As discussed in the CD&A above, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our NEO’s realized compensation to the achievement of our strategic financial, operational and strategic objectives, and to align our executive pay with changes in the value of our shareholders’ investments. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years 2023, 2022, 2021, and 2020.

			Average Summary	Average	Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for CEO (b)	Compensation Actually Paid to CEO (c)	Compensation Table Total for non-CEO NEOs (d)	Compensation Actually Paid to non-CEO NEOs (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return (g)	Net Income (In Millions) (h)	Income Before Income Taxes (In Millions) (i)
2023	$1,758,814	$1,414,050	$673,736	$673,736	$109.30	$130.30	$31.5	$32.6
2022	$1,154,726	$38,867	$452,477	$284,597	$128.86	$120.09	$42.4	$45.7
2021	$1,290,444	$3,173,051	$490,567	$782,328	$194.55	$132.92	$36.5	$31.1
2020	$1,781,494	$1,714,156	$677,013	$526,936	$115.79	$101.42	$38.4	$34.3

Column (b) Reflects compensation amounts reported in the “Summary Compensation Table” for our CEO, Dennis Doll, for the respective years shown.

Column (c) “Compensation actually paid” to our CEO in each of 2023, 2022, 2021, and 2020 reflects the respective amounts set forth in column (b) of the compensation table above, adjusted as set forth in the compensation calculation table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (b) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. For information regarding the decisions made by our Compensation Committee in regards to the CEO’s compensation for each fiscal year, please see the CD&A sections of the Proxy Statements reporting pay for the fiscal years covered in the table above. The aggregate change in actuarial present value of accumulated benefit under pension plans reflects the amount reported for the applicable year in the Summary Compensation Table.

Column (d) Reflects compensation information for our NEOs other than the CEO as described in the CD&A of this Proxy Statement.

2023 A. Bruce O’Connor, Jay L. Kooper, Georgia M. Simpson, Robert K. Fullagar

2022: A. Bruce O’Connor, Jay L. Kooper, Georgia M. Simpson, Robert K. Fullagar

2021: A. Bruce O’Connor, Bernadette M. Sohler, Jay L. Kooper, Lorrie B. Ginegaw

2020: A. Bruce O’Connor, Bernadette M. Sohler, Jay L. Kooper, Lorrie B. Ginegaw

Column (e) Average “compensation actually paid” for our non-CEO NEOs in each of 2023, 2022, 2021, and 2020 reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the compensation calculation table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (d) of the table above do not reflect the actual amount of compensation earned by or paid to our non-CEO NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee in regards to the non-CEO NEOs compensation for each fiscal year, please see the CD&A sections of the Proxy Statements reporting pay for the fiscal years covered in the table above.

Column (f) For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of Middlesex for the measurement periods ending on December 31 of each of 2023, 2022 and 2021, respectively.

Column (g) For the relevant fiscal year, represents the cumulative TSR of the Peer Group for the measurement periods ending on December 31 of each of 2023, 2022, 2021, and 2020, respectively. Peer Group companies currently include American States Water Company, Artesian Resources Corp., California Water Service Group, Global Water Resources Inc., SJW Corp., and York Water Company.

Column (h) Source: Company’s Annual Report on Form 10-K for each respective year.

Column (i) Source: Company’s Annual Report on Form 10-K for each respective year.

Calculation of Compensation Actually Paid to CEO

Year	Summary Compensation Table Total for CEO	Summary Compensation Table Equity Awards for CEO	Equity Awards Adjustment for CEO	Summary Compensation Table Change in Pension Value for CEO	Pension Service Cost Adjustment for CEO	Total Compensation Actually Paid to CEO
2023	$1,758,814	$—	$21,252	$—	$264,510	$1,414,050
2022	$1,154,726	$(400,000)	$(1,008,164)	$(630,526)	$292,314	$38,876
2021	$1,290,444	$(400,000)	$2,176,122	$(174,119)	$280,604	$3,173,051
2020	$1,781,494	$(400,000)	$758,543	$(679,154)	$253,273	$1,714,156

Fair Value of Equity Awards for CEO	2023	2022	2021	2020
Year End Fair Value of Current Year Equity Award	$338,140	$299,182	$608,959	$403,368
Year End Change in Fair Value of Prior Year Equity Awards	$(307,889)	$(1,184,082)	$1,507,984	$311,473
Change in Fair Value of Prior Year Equity Awards Vesting in Current Year	$(8,999)	$(123,264)	$59,179	$43,702
Total Equity Awards Adjustments for CEO	$21,252	$(1,008,164)	$2,176,122	$758,543

Middlesex Water Company                    32                   2024 Proxy Statement

PAY FOR PERFORMANCE COMPARISON Cont’d.

Calculation of Compensation Actually Paid to non-CEO NEOs

Year	Average Summary Compensation Table Total for non-CEO NEOs	Average Summary Compensation Table Equity Awards for non-CEO NEOs	Average Equity Awards Adjustment for non-CEO NEOs	Average Summary Compensation Table Change in Pension Value for non-CEO NEOs	Average Pension Service Cost Adjustment for non-CEO NEOs	Average Total Compensation Actually Paid to non-CEO NEOs
2023	$673,736	$(45,064)	$22,748	$(196,877)	$12,926	$467,470
2022	$452,477	$(92,500)	$(120,479)	$—	$45,098	$284,597
2021	$490,567	$(88,750)	$390,457	$(78,407)	$68,461	$782,328
2020	$677,013	$(88,750)	$153,174	$(273,752)	$59,252	$526,936

Fair Value of Average Equity Awards for non-CEO NEOs	2023	2022	2021
Year End Fair Value of Current Year Equity Award	$78,203	$67,342	$135,097
Year End Change in Fair Value of Prior Year Equity Awards	$(54,533)	$(175,221)	$246,026
Change in Fair Value of Prior Year Equity Awards Vesting in Current Year	$(922)	$(12,600)	$9,334
Total Equity Awards Adjustments non-CEO NEOs	$22,748	$(120,479)	$390,457

Pay for Performance Alignment

The Company has identified Income Before Taxes, as referenced in the table at the top of page 32, as the most important financial performance measure. As income taxes are largely a function of taxable income, management has a greater ability to drive financial performance affecting those income statement line items, which are separate and apart from income taxes, than income taxes themselves. Listed below are the financial performance measures, which in our assessment, represent additional important financial performance measures we use to link compensation actually paid to our NEOs, for 2023, to company performance.

•	Return on Average Common Equity
•	Net Income
•	TSR

As largely a regulated water and wastewater utility company, achieving returns on average common equity at levels authorized by our economic regulators is an important financial measure. When combined with the financial performance of our non-regulated contract operations business, we achieved a consolidated return on average common equity in 2023 of 7.7%.

The net income we derive from our regulated water utility business is somewhat weather-dependent as related to revenue from outdoor irrigation in the spring and summer months. In addition, income we derive from the sale of water to municipal contract customers is dependent on whatever weather and/or other operational anomalies such contract customers may experience from year-to-year. Our ability to manage our water supplies, provide treatment to such supplies in sufficient quantity and quality, combined with our ability to manage and control operation and maintenance expenses, are key drivers of net income and therefore, of our ability to generate net income as an important element of shareholder return.

TSR, on an absolute basis and in comparison to that of our peer group, is an important measure of our ability to deliver shareholder value. We view our focus on bottom line financial results combined with common stock dividends as important drivers of total shareholder return.

We conclude that the 2023 results related to the three aforementioned important financial measures are relevant to the compensation paid to our CEO and the other NEOs for 2023. Other non-financial measures also used in determining executive compensation for 2023, can be found in the CD&A.

Relationship between Pay and Performance

Below are graphs showing the relationship of Compensation Actually Paid (CAP) to our CEO and other NEOs in 2020, 2021, 2022 and 2023.

(1) TSR of both Middlesex and the Peer Group, (2) Middlesex’s net income and (3) Middlesex’s Income Before Income Taxes.

CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. For a discussion of how our Compensation Committee assessed Middlesex’s performance and our NEOs’ pay each year, see the CD&A in the Proxy Statement for each respective year in the comparison.

Middlesex Water Company                    33                   2024 Proxy Statement

PROPOSAL 2

NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. As previously disclosed, the Board has determined that it will hold an advisory vote on the compensation of our NEOs on an annual basis. The Compensation of our NEOs is described in the CD&A, the compensation tables and the accompanying narrative on pages 23-31 of this Proxy Statement.

The Compensation Committee of the Board is responsible for making recommendations to the full Board with respect to the compensation of the NEOs, including the CEO. As part of these duties, the Compensation Committee administers the Company’s equity-based incentive compensation plan and conducts an annual performance review of the CEO and, in consultation with the CEO, reviews the performance of the other NEOs. The Board has ultimate authority to determine the compensation of all NEOs, including the CEO.

The overall objectives of the Company’s compensation program are to retain, motivate, and reward employees and officers (including the NEOs) for short- and long-term performance, and to provide competitive compensation to attract appropriate talent to the Company. The methods used to achieve these goals for NEOs are influenced by the compensation and employment practices of our peers and competitors within the utilities industry, and elsewhere in the marketplace, for executive talent. Other considerations include each NEO’s individual performance in achieving both financial and non-financial corporate goals.

Based on its review of the total compensation of our NEOs for fiscal year 2023, the Compensation Committee believes that the total compensation for each of the NEOs is reasonable and effectively achieves the objective of aligning compensation with performance measures directly related to our financial goals and creation of shareholder value without encouraging NEOs to take unnecessary or excessive risks.

The CD&A section of this Proxy Statement and the accompanying tables and narrative provide a comprehensive review of NEO compensation objectives, program and rationale. We urge you to read this disclosure before voting on this proposal, the approval of which is included as Proposal 2 in this Proxy Statement. This advisory vote is typically referred to as a “say-on-pay” vote.

For the reasons stated above, the Board is requesting your non-binding approval of the compensation of NEOs, as disclosed in the CD&A, the compensation tables and the accompanying narrative on pages 23-31 of this Proxy Statement.

Your vote on this proposal will be non-binding and will not be construed as overruling a decision by the Board. Your vote will not create or imply any change to fiduciary duties or create or imply any additional fiduciary duties for the Board. However, the Board values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

THE BOARD RECOMMENDS SHAREHOLDERS VOTE FOR PROPOSAL 2, THE NON-BINDING ADVISORY PROPOSAL APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Middlesex Water Company                    34                    2024 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised solely of independent directors. The Committee members for the year 2023 were Steven M. Klein, Chair, Dr. Joshua Bershad, Amy B. Mansue and Vaughn L. McKoy. Mr. Klein is the designated Audit Committee Financial Expert, as defined by the SEC. The Audit Committee operates under a written Charter adopted by the Board which is reviewed and adopted annually by the Audit Committee and the Board. The Charter is available on the Company’s website at www.MiddlesexWater.com.

Management is responsible for the Company’s consolidated financial statements and internal controls. The Company’s independent accountants, Baker Tilly US, LLP (“Baker Tilly”), are responsible for performing an integrated independent audit of the Company’s annual consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board “PCAOB” (United States) and for issuing a report thereon. The Audit Committee’s responsibility is to oversee the quality and integrity of the Company’s accounting, auditing and financial reporting practices. In this context, the Audit Committee meets periodically with Baker Tilly without management present.

Each year, the Audit Committee evaluates and considers the qualifications, audit quality, tenure and independence of Baker Tilly. In doing so, the Audit Commit- tee considers the qualifications of Baker Tilly’s engagement team serving the Company, monitors rotation requirements of the Baker Tilly engagement team and interviews engagement team leadership with each rotation. The Committee also discusses with Baker Tilly the most recent PCAOB inspection report for their firm. Baker Tilly has served as the Company’s independent registered public accounting firm since 2006.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated audited financial statements with management and Baker Tilly, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, and Baker Tilly’s opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023. The Audit Committee discussed with Baker Tilly the matters required to be discussed under the rules adopted by the PCAOB which included:

1.	Significant issues with regard to Baker Tilly’s appointment or retention;
2.	Significant risks identified during Baker Tilly’s risk assessment procedures;
3.	Significant changes to Baker Tilly’s planned audit strategy or to the significant risks originally identified;
4.	Significant accounting policies and practices and significant unusual transactions;
5.	Critical accounting policies and practices;
6.	Critical accounting estimates;
7.	Baker Tilly’s evaluation of the quality of the Company’s financial reporting;
8.	Other information in documents containing audited financial statements;
9.	Difficult or contentious matters for which Baker Tilly was consulted;
10.	Management’s consultations with other accountants;
11.	Going concern considerations;
12.	Uncorrected and corrected misstatements;
13.	Material written communications between the Company and Baker Tilly;
14.	Significant difficulties encountered in performing the audit.

Baker Tilly also discussed with the Audit Committee their evaluation of critical audit matters under the PCAOB auditor reporting model, and the related effect on their auditor report. Baker Tilly also provided to the Audit Committee the written disclosures required by the applicable rules of the PCAOB, and the Audit Committee discussed with Baker Tilly the firm’s independence with respect to Middlesex and its management. The Audit Committee has the sole authority to pre-approve permitted non-audit services performed by Baker Tilly and has considered whether any such non-audit services, provided to the company, is compatible with maintaining their independence.

Based on the Audit Committee’s discussions with management and Baker Tilly, the Audit Committee’s review of the audited financial statements, the representations of management regarding the audited financial statements and the report of Baker Tilly to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

The Audit Committee also discussed with management the process used for the establishment and maintenance of disclosure controls and procedures in quarterly and annual reports which is required by the SEC and the Sarbanes-Oxley Act of 2002, for certain of the Company’s filings with the SEC.

Audit Committee

Steven M. Klein, Chairman
Dr. Joshua Bershad
Amy B. Mansue
Vaughn L. McKoy

Middlesex Water Company                    35                    2024 Proxy Statement

PROPOSAL 3

RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The shares represented by the proxies will be voted for ratification of the appointment by the Audit Committee of Baker Tilly as our independent registered public accounting firm, to issue a report to the Board and shareholders on our financial statements for the year ending December 31, 2024.

Although submission of the appointment of an independent registered public accounting firm to shareholders for ratification is not required by law or regulation, the Board is submitting the selection of an independent registered public accounting firm for shareholder ratification. The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. Representatives of Baker Tilly are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions.

The affirmative vote of a majority of the votes cast by shareholders in person or represented by proxy, at the Annual Meeting is required for the approval of this Proposal. The Board has not determined what action it would take if the shareholders do not approve the selection of Baker Tilly, but may reconsider the selection if the shareholders’ action so warrants. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select different auditors at any time during the year if it determines that such a change would be in the Company’s best interests and in the best interests of shareholders.

THE BOARD RECOMMENDS SHAREHOLDERS VOTE FOR PROPOSAL 3, THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Baker Tilly was previously approved and appointed by the Audit Committee as the Company’s independent registered public accounting firm for the years ended December 31, 2023 and 2022. Aggregate fees billed to the Company for the years ended December 31, 2023 and 2022 by Baker Tilly are as follows:

	2023 ($)	2022 ($)
Audit Fees {a}	581,574	480,239
Audit-Related Fees	—	—
Total Audit and Audit-Related Fees	581,574	480,239
Tax Fees {b}	36,180	33,500
All Other Fees	—	—
Total Fees	617,755	513,239

{a}	Audit fees were incurred for an audit of the financial statements and internal control over financial reporting of the Company, audits of the financial statements of a subsidiary of the Company, and reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and services provided in 2022 related to the sale of a subsidiary and a Form S-3 Registration Statement filing.
{b}	Tax fees were incurred for the preparation of the Company’s tax returns.

The Audit Committee has established an approval policy for all recurring audit services and all other permitted services to be performed by Baker Tilly. Recur- ring audit services include annual audits of the Company’s financial statements and internal control over financial reporting, tax return preparation, and reviews of the Company’s Quarterly Reports on Form 10-Q. Recurring audit services require the pre-approval of the Audit Committee. All other permitted services with fees less than $50,000, individually and in the aggregate, are subject to the pre-approval of the Audit Committee Chair, with subsequent ratification by the Audit Committee.

Middlesex Water Company                    36                    2024 Proxy Statement

SECURITY OWNERSHIP AND OTHER MATTERS

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of March 26, 2024, the number of shares of Middlesex common stock beneficially owned by the elected Directors, Executive Officers named in the table appearing under Executive Compensation, and all elected Directors and Executive Officers as a group. All individual elected Directors and Executive Officers owned less than 1.78% of the shares outstanding on March 26, 2024.

Name	Total Shares Beneficially Owned (1)
Directors
Joshua Bershad, M.D.	122,147
Dennis W. Doll	75,140
James F. Cosgrove, Jr.	9,342
Kim C. Hanemann	2,877
Steven M. Klein	8,468
Amy B. Mansue	9,642
Vaughn L. McKoy	1,134
Ann L. Noble	2,572
Walter G. Reinhard	7,151
Named Executive Officers
Robert K. Fullagar	4,339
Jay L. Kooper	3,292
Nadine Leslie	2,281
A. Bruce O'Connor	32,728
Georgia M. Simpson	3,558
All elected Directors and Executive Officers as a group including those named above. (18 people)	318,039*

(1)	Beneficial owner has the sole power to vote such shares.

*	Represents 1.86% of the shares outstanding on March 27, 2023. Percentage of each individual is based shares outstanding as of March 27, 2023.

Section 16(A) Beneficial Ownership Reporting Compliance

Under Section 16 of the Securities Exchange Act of 1934, Officers and Directors, and certain beneficial owners of the Company’s equity securities are required to file reports of ownership and changes in ownership with the SEC on specified due dates. Based solely on a review of the copies of these reports furnished to us, we believe that all filing requirements applicable to such Officers and Directors (we are not aware of any five percent holder) were met during 2023.

Other Security Holders

The following table sets forth as of March 26, 2024, certain information with respect to the beneficial ownership of shares of Common Stock by each person or group we know to beneficially own more than five percent of the outstanding shares of such stock.

Name and Address of Beneficial Owners	Number of Shares	Percent of Class
BlackRock Inc.	3,272,519 (1)	18.4%
50 Hudson Yards
New York, NY 10001
The Vanguard Group	1,427,157 (2)	8.01%
100 Vanguard Boulevard
Malvern, PA 19355
First Trust Advisors L.P.,	1,380,732 (3)	7.75%
First Trust Portfolios L.P.,
The Charger Corporation
120 East Liberty Drive, Suite 400
Wheaton, Illinois 60187

(1) This information is based on a Schedule 13G Combined filed with the SEC on January 19, 2024.

(2) This information is based on a Schedule 13G Combined filed with the SEC on February 13, 2024.

(3) This information is based on a Schedule 13G Combined filed with the SEC on January 12, 2024.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any will be presented for consideration at the Annual Meeting. If, however, other matters properly do come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in their discretion on such matters.

Electronic Access to Proxy Materials and Annual Reports

Our Proxy Statement and Annual Report are available at www.proxyvote.com. Paper copies of these documents may be requested by contacting our Corporate Secretary in writing at the Office of the Corporate Secretary, Middlesex Water Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830. The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the Securities and Exchange Commission. Additional copies of the 2023 Annual Report on Form 10-K filed by the Company, including the financial statement and schedules, but without exhibits, can be mailed without charge to any shareholders. The exhibits are obtainable from the company upon payment of the reasonable cost of copying such exhibits.

Minutes of 2023 Annual Meeting of Shareholders

The minutes of the 2023 Annual Meeting of Shareholders will be submitted at the Annual Meeting for the correction of any errors or omissions but not for the approval of the matters referred to therein.

Middlesex Water Company                    37                    2024 Proxy Statement

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Middlesex Water Company                    38                    2024 Proxy Statement

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Middlesex Water Company                    39                    2024 Proxy Statement

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View the Notice & Proxy Statement, Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 07, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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Your Vote Counts! MIDDLESEX WATER COMPANY 2024 Annual Meeting Vote by May 20, 2024 11:59 PM ET 485C ROUTE 1 SOUTH SUITE 400 ISELIN, NJ 08830 Ricky Campana P.O. Box 123456 Suite 500 51 Mercedes Way Edgewood, NY 11717 30# FLASHID-JOB# You invested in MIDDLESEX WATER COMPANY and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 21, 2024. Get informed before you vote View the Notice ofPPrrooxxyySSttaatteemmeenntt,,AAnnnnuuaallRReeppoorrtt,o1n2l3in4e5O67R8y9o0u1c2a3n45re6c7e8iv9e0a12fr3e4e5p6a7p8e9r0o1r2e3m45a6il7c8o9p0y,o1f2t3h4e5m67at8e9r0ia1l(2s)3b4y5678 9re0q1u2e3s4ti5n6g7p8r9io0r1t2o3M45a6y70879,02,012243.4If56yo7u89w0o1u2l3d4l5ik6e7t8o9r0e1q2u3e4st56a7c8o9p0y1o2f3t4h5e6m78a9te0r,ia1l(2s3) 4fo5r6t7h8is9a0n1d2/3o4r5f6u7tu8r9e0s1h2a3re4h5o6l7d8e9r 0m1e2e3t4in5gs, 6yo7u89m0aoyn(1lin) evisOitRwywouwc.ParnorxeycVeoivte.acofmre,e(2p)apcaelrl c1o-8p0y0o-f5v7o9t-i1n6g3m9aotrer(3ia)l(sse) nbdy arenqeumesatiilntgopsreionrdmtoatemrialcuptroofxf>yv. oIftey.ocuomw.oIfusldenlidkiengtoan eemqauiel,sptlaeacsoepinycolufdteheyovuorticnogntmroaltneruimal(bse),r y(ionudimcaateyd(1b)evloiswit)winwtwhe.PsruobxjyeVcot tlien.ec.oUmn,le(2ss) rceaqllu1e-s8te0d0,-y5o7u9-w1i6ll3n9otorot(h3e) rswenisde raenceeimveaail to speanpdemr oartemiaal@il cporopxy.yvote.com. If sending an email, please include your control number (indicated below) in the subject line. For complete information and to vote, visit www.ProxyVote.com Control # XXXX XXXX XXXX XXXX Smartphone users Point your camera here and vote without entering a control number Virtually at: Vote Virtually at the Meeting* May 21, 2024 11:00 AM EDT www.virtualshareholdermeeting.com/MSEX2024 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com Control # XXXX XXXX XXXX XXXX THIS IS NOT A VOTABLE BALLOT TThiiss iiss aan ovveerrvviieew off tthee prropossallss beiing prresented at the upccomiing ssharrehollderr meettiing.. Plleasse ffollllow tthe iinssttrructtiionss on tthee rreverrsse ssiide tto votte tthesse iimporrttantt matttterrss.. SHARE CLASSES REPRESENTED FOR VOTING THE COMPANY NAME INC. - COMMON ASDFGHJKL 123456789.1234 THE COMPANY NAME INC. - CLASS A 123456789.1234 THE COMPANY NAME INC. - CLASS B 123456789.1234 THE COMPANY NAME INC. - CLASS C 123456789.1234 THE COMPANY NAME INC. - CLASS D 123456789.1234 THE COMPANY NAME INC. - CLASS E 123456789.1234 THE COMPANY NAME INC. - CLASS F 123456789.1234 THE COMPANY NAME INC. - 401 K 123456789.1234 Voting Items 1. Election of Directors Nominees: 01) Dennis W. Doll 03) Nadine Leslie 02) Kim C. Hanemann 04) Ann L. Noble Board Recommends For 2. To provide a non-binding advisory vote to approve named executive officer compensation. For 3. To ratify the appointment of Baker Tilly US, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. For NOTE: We may also transact such other business that may properly come before the meeting or any postponement or adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. FLASHID-JOB#

485C ROUTE 1 SOUTH SUITE 400 ISELIN, NJ 08830 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 2345678 1234567 2345678 1234567 2345678 1234567 234567 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MSEX2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON CONTROL # ? SHARES 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PAGE 1 OF 2 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 0 0 0 01) Dennis W. Doll 02) Kim C. Hanemann 03) Nadine Leslie 04) Ann L. Noble The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To provide a non-binding advisory vote to approve named executive officer compensation. 3. To ratify the appointment of Baker Tilly US, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. NOTE: We may also transact such other business that may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. JOB # 0 0 0 0 0 0 SHARES CUSIP # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com MIDDLESEX WATER COMPANY Annual Meeting of Shareholders May 21, 2024 11:00 AM EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Joshua Bershad, M.D. and Vaughn L. McKoy, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Middlesex Water Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders, to be held virtually at www.virtualshareholdermeeting.com/MSEX2024 at 11:00 a.m., on May 21, 2024, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS; FOR THE APPROVAL, BY NON-BINDING VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS; AND FOR RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Continued and to be signed on reverse side